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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KAR AUCTION SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

April 13, 2012

Dear Stockholder:

        We cordially invite you to attend KAR Auction Services' annual meeting of stockholders. The meeting will be held on Thursday, May 17, 2012, at 9:00 a.m., Eastern Daylight Time, at the Renaissance Indianapolis North Hotel, 11925 North Meridian Street, in Carmel, Indiana 46032.

        At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

        Thank you for your support of KAR Auction Services.

Sincerely,

James P. Hallett Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for our Stockholder Meeting to be Held on May 17, 2012

Our 2011 Annual Report and this proxy statement are available at www.karauctionservices.com.

        This proxy statement and the accompanying proxy card are being mailed to
KAR Auction Services' stockholders beginning on or about April 13, 2012.

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Eastern Daylight Time, on May 17, 2012

Place	Renaissance Indianapolis North Hotel 11925 North Meridian Street Carmel, Indiana 46032

Items of Business	Proposal No. 1: To elect thirteen directors to the Board of Directors.
Proposal No. 2: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012.
To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on Friday, March 23, 2012.

Voting by Proxy	Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

On Behalf of the Board of Directors,

April 13, 2012 Carmel, Indiana	Rebecca C. Polak Executive Vice President, General Counsel and Secretary

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
Why am I receiving these materials?	1
What proposals will be voted on at the annual meeting?	1
What is the Board of Directors' voting recommendation?	1
Who is entitled to vote?	1
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	1
How can I vote my shares in person at the annual meeting?	2
How can I vote my shares without attending the annual meeting?	2
If I am an employee holding shares pursuant to the Employee Stock Purchase Plan, how will my shares be voted?	3
What is the quorum requirement for the annual meeting?	3
What happens if I do not give specific voting instructions?	3
Which proposals are considered "routine" or "non-routine?"	3
What is the voting requirement to approve each of the proposals?	4
What does it mean if I receive more than one proxy or voting instruction card?	4
Who will count the vote?	4
Can I revoke my proxy or change my vote?	4
Who will bear the cost of soliciting votes for the annual meeting?	4
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	5
Can I access the Company's proxy materials and Annual Report electronically?	5
How can I obtain a copy of KAR Auction Services' Annual Report on Form 10-K?	5
Where can I find the voting results of the annual meeting?	5
PROPOSALS TO BE VOTED ON BY KAR AUCTION SERVICES' STOCKHOLDERS	6
PROPOSAL NO. 1 ELECTION OF DIRECTORS	6
Directors Elected Annually	6
Board Nominations	6
Information Regarding the Nominees for Election to the Board of Directors	7
BOARD OF DIRECTORS STRUCTURE AND CORPORATE GOVERNANCE	12
Role of the Board of Directors	12
Board Leadership	12
Board of Directors Meetings and Attendance	12
Committees of the Board of Directors	12
Board of Directors' Oversight of Risk	13
Corporate Governance Documents	14

i

ii

KAR AUCTION SERVICES, INC.
13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of KAR Auction Services, Inc. (the "Company" or "KAR Auction Services"), of proxies to be voted at the Company's 2012 annual meeting of stockholders and at any adjournments or postponements thereof. Stockholders are invited to attend the annual meeting to be held on May 17, 2012 beginning at 9:00 a.m., Eastern Daylight Time, at the Renaissance Indianapolis North Hotel, 11925 North Meridian Street, Carmel, Indiana 46032. Our proxy materials are being mailed to stockholders starting on April 13, 2012.

Q:
What proposals will be voted on at the annual meeting?

A:
There are two proposals scheduled to be voted on at the annual meeting:

  •
  To elect thirteen directors to the Board of Directors; and

  •
  To ratify the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for 2012.

Q:
What is the Board of Directors' voting recommendation?

A:
The Company's Board of Directors recommends that you vote your shares:

  •
  "FOR" each of the nominees to the Board of Directors; and

  •
  "FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for 2012.

Q:
Who is entitled to vote?

A:
All shares owned by you as of the record date, which is the close of business on March 23, 2012, may be voted by you. You may cast one vote per share of common stock that you held on the record date.

  These shares include shares that are:

    •
    held directly in your name as the stockholder of record; and

    •
    held for you as the beneficial owner through a stockbroker, bank or other nominee, including shares purchased under the KAR Auction Services, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

  On the record date, KAR Auction Services had approximately 136,297,265 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by KAR Auction Services. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. KAR Auction Services has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading "How can I vote my shares without attending the annual meeting?"

  Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the annual meeting. You may vote these shares in person at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by Internet or by telephone, as described below under "How can I vote my shares without attending the annual meeting?"

Q:
How can I vote my shares in person at the annual meeting?

A:
Stockholder of Record.    Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of identification. Even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. "How can I vote my shares without attending the annual meeting?"

  Beneficial Owner.    Shares held in street name may be voted in person by you only if you obtain an account statement or letter from your bank, broker or other nominee indicating that you are the beneficial owner of the shares and a legal proxy from the record holder giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of shares on March 23, 2012.

Q:
How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by voting in one of the following manners:

  •
  Internet.    Go to www.voteproxy.com and follow the instructions. You will need the control number included on your proxy card or voting instruction form;

  •
  Telephone.    Dial 1-800-PROXIES. You will need the control number included on your proxy card or voting instruction form; or

  •
  Mail.    Complete and sign your proxy card or voting instruction card and mail it using the enclosed, pre-paid envelope.

  If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on May 16, 2012.

Q:
If I am an employee holding shares pursuant to the Employee Stock Purchase Plan, how will my shares be voted?

A:
Employees holding stock acquired through the Employee Stock Purchase Plan will receive a voting instruction card covering all shares held in their individual account from Computershare, the plan record keeper. The voting instruction cards have an earlier return date than proxy cards. The record keeper for the Employee Stock Purchase Plan will vote your shares (i) in accordance with the specific instructions on your returned voting instruction card; or (ii) in its discretion, if you return a signed voting instruction card with no specific voting instructions.

Q:
What is the quorum requirement for the annual meeting?

A:
A quorum is necessary to hold a valid annual meeting. A quorum at the annual meeting exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholder of Record.    If you are a stockholder of record and you:

  •
  Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors; or

  •
  Sign and return a proxy card without giving specific voting instructions,

  then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

  Beneficial Owners.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:
Which proposals are considered "routine" or "non-routine?"

A:
The ratification of the appointment of KPMG as our independent registered public accounting firm for 2012 (Proposal No. 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

  The election of directors (Proposal No. 1) is considered a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1.

Q:
What is the voting requirement to approve each of the proposals?

A:
Thirteen directors have been nominated for election at the annual meeting. Directors will be elected by a plurality of the votes cast in the election of directors at the annual meeting, either in person or represented by a properly authorized proxy. This means that the thirteen nominees who receive the largest number of "FOR" votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Broker non-votes will not have any effect on the election of directors.

  The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "FOR" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "FOR" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter. Broker non-votes will have no effect on this item.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Who will count the vote?

A:
A representative of American Stock Transfer & Trust Company, LLC will tabulate the votes and act as the inspector of election.

Q:
Can I revoke my proxy or change my vote?

A:
Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the annual meeting by:

  •
  providing written notice of revocation to the Secretary of the Company at 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032;

  •
  delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

  •
  attending the annual meeting and voting in person.

  Please note that your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted in person by you at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
Who will bear the cost of soliciting votes for the annual meeting?

A:
KAR Auction Services will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of KAR Auction Services' common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
The Company has adopted a procedure called "householding" which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, the Company is delivering a single copy of this proxy statement and the Company's Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company's printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this proxy statement and the Company's Annual Report will be promptly delivered to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this proxy statement or the Company's Annual Report, stockholders may write or call the Company's transfer agent at the following address and telephone number: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 or 1-800-937-5449. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Q:
Can I access the Company's proxy materials and Annual Report electronically?

A:
This proxy statement and the Company's Annual Report are available on our website at www.karauctionservices.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save the Company the cost of production and mailing these documents by registering for electronic access of future proxy statements at www.amstock.com. If you hold your KAR Auction Services stock through a bank, broker or other holder of record, you can choose this option and save the Company the cost of production and mailing these documents by registering for electronic access of future proxy statements at www.proxyvote.com.

  If you choose to view future proxy statements and annual reports over the Internet, you will receive a notice next year containing the Internet address to access our proxy statement and Annual Report. The notice also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions at the website addresses set forth above. Unless you subsequently elect to opt out, future notices will be available through Internet access. You do not have to re-elect Internet access each year.

Q:
How can I obtain a copy of KAR Auction Services' Annual Report on Form 10-K?

A:
Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, are available to stockholders free of charge on KAR Auction Services' website at www.karauctionservices.com or by writing to KAR Auction Services, Inc. Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

Q:
Where can I find the voting results of the annual meeting?

A:
KAR Auction Services will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

PROPOSALS TO BE VOTED ON BY KAR AUCTION SERVICES' STOCKHOLDERS

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Directors Elected Annually

        KAR Auction Services' directors are elected each year by the stockholders at the annual meeting. We do not have a staggered or classified board. Thirteen directors will be elected at this year's annual meeting. Each director's term will last until the 2013 annual meeting of stockholders and until such director's successor is duly elected and qualified, or such director's earlier death, resignation or removal. The following directors have been determined to meet the standards of "independence" established by the NYSE: Kelly J. Barlow, Thomas J. Carella, Robert M. Finlayson, Peter R. Formanek, Sanjeev K. Mehra, Gregory P. Spivy and Jonathan P. Ward.

Board Nominations

        In connection with the Company's initial public offering, the Company entered into a director designation agreement that provides for the right of KAR Holdings II, LLC ("KAR LLC") to directly nominate individuals to our Board of Directors. The director designation agreement provides that, for so long as KAR LLC owns more than 50% of our outstanding common stock, KAR LLC will have the right to nominate seven individuals to the Company's Board of Directors at each meeting of stockholders where directors are to be elected. KAR LLC's designees are as follows: David J. Ament, Kelly J. Barlow, Thomas J. Carella, Michael B. Goldberg, Sanjeev K. Mehra, Church M. Moore and Gregory P. Spivy.

        An employment agreement entered into on February 27, 2012, between the Company and James P. Hallett, the Company's CEO, provides that Mr. Hallett shall be entitled to serve as a member of the Board of Directors for so long as the employment agreement is in effect.

        Board candidates also are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings, and the Company's annual meetings of stockholders.

 Information Regarding the Nominees for Election to the Board of Directors

        The following information is furnished with respect to each nominee for election as a director. All of the nominees currently are directors. If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the annual meeting. The ages of the nominees are as of the date of the annual meeting, May 17, 2012.

David J. Ament	Mr. Ament, 37, has been a member of the Board of Directors since April 2007.

Mr. Ament joined Parthenon Capital, a private equity firm, in 2003 and is a Managing Partner in its Boston office. Prior to joining Parthenon, he was a principal at Audax Group, a private equity firm, from 2001 to 2003. Prior to that, Mr. Ament was an investment professional at Apollo Advisors from 1997 to 2001. Mr. Ament serves on the Board of Directors of the following companies: Altegra Health, Inc., AmWINS Group, Inc., Abeo, Inc., ASG Security, Bryant and Stratton College, Eliza Corporation and Triad Isotopes, Inc.
Mr. Ament is qualified to serve on the Board of Directors because he is a sophisticated investor with significant experience in the private equity industry.

Kelly J. Barlow	Mr. Barlow, 43, has been a member of the Board of Directors since December 2011. Mr. Barlow serves on our Nominating and Corporate Governance Committee.

Mr. Barlow joined and became a Partner of ValueAct Capital in 2003. Prior to joining ValueAct Capital, Mr. Barlow worked at EGM Capital from 1997 to 2003 where he served primarily as portfolio manager of the firm's long/short equity fund. Previously, Mr. Barlow worked at Wells Capital Management in the small capitalization equity department from 1993 to 1997. Mr. Barlow previously served as a director of Allscripts Healthcare Solutions, Inc. from October 2008 to August 2010 and of SIRVA, Inc. from September 2006 to December 2007.
Mr. Barlow is qualified to serve on the Board of Directors because he is a sophisticated investor with significant experience in the private equity industry and has public company board experience.

Thomas J. Carella	Mr. Carella, 37, has been a member of the Board of Directors since April 2007.

Mr. Carella is a Managing Director of Goldman, Sachs & Co. Mr. Carella joined Goldman Sachs in 1997 and rejoined in 2004 following his graduation from Harvard Business School. Mr. Carella serves on the Board of Directors of Cequel Communications, LLC and HGI Global Holdings, Inc.
Mr. Carella is qualified to serve on the Board of Directors due to his significant experience in the financial sector and his business leadership experience.

Brian T. Clingen	Mr. Clingen, 52, has been the Chairman of the Board of Directors since April 2007. Mr. Clingen serves on our Compensation Committee.

Mr. Clingen served as our Chief Executive Officer from April 2007 to September 2009. Mr. Clingen has served as a Managing Partner of BP Capital Management since 1998. Established in 1998, BP Capital Management manages private equity investments principally in the service and finance sectors. Prior to founding BP Capital Management, Mr. Clingen was the Chief Financial Officer of Universal Outdoor between 1988 and 1996. Kelso & Company invested in Universal Outdoor in 1993.
Mr. Clingen is qualified to serve on the Board of Directors because he has significant operational and investment experience, including in the automotive services industry.

Robert M. Finlayson	Mr. Finlayson, 61, has been a member of the Board of Directors since December 2009. Mr. Finlayson serves as the Chairman of our Audit Committee.

Mr. Finlayson was employed by the accounting firm of Ernst & Young LLP from 1975 through September 2008, when he retired as a partner. During that time, Mr. Finlayson served as the lead partner on a number of Fortune 500 company accounts as well as the accounts of several private equity firms. Mr. Finlayson also held several management positions at Ernst & Young, including leading the firm's private equity practice group and serving as a member of the firm's U.S. Executive Board of Directors, which was responsible for all partner-related matters in the United States.
Mr. Finlayson is qualified to serve on the Board of Directors and as the Chairman of the Audit Committee as a result of his accounting acumen and business leadership experience.

Peter R. Formanek	Mr. Formanek, 68, has been a member of the Board of Directors since December 2009. Mr. Formanek serves on our Audit Committee and our Compensation Committee.

Mr. Formanek has been a private investor since 1994 and has served on several public company boards. Prior to 1994, Mr. Formanek served as the President, Chief Operating Officer and a director of AutoZone, Inc., a retailer of auto parts, from 1987 to 1994. From 1969 to 1987, Mr. Formanek served in various roles for Malone & Hyde, a food wholesaler and specialty retailer. Mr. Formanek previously served as a director of Burger King Holdings Inc. from September 2003 to October 2010.
Mr. Formanek is qualified to serve on the Board of Directors because he is a sophisticated investor with significant business leadership experience, including in the automotive industry.

Michael B. Goldberg	Mr. Goldberg, 65, has been a member of the Board of Directors since October 2009.

Mr. Goldberg joined Kelso & Company in 1991 and has been Managing Director since 1991. He spent the preceding two years as a Managing Director and co-head of the mergers and acquisitions department at The First Boston Corporation. Mr. Goldberg spent the previous eleven years practicing corporate law in the mergers and acquisitions group of Skadden, Arps, Meagher & Flom, becoming a partner in 1980. He spent the previous five years as an associate at Cravath, Swaine & Moore. Mr. Goldberg serves on the Board of Directors of Cronos Holding Company Ltd., Delphin Shipping LLC and Poseidon Containers Holdings LLC. Mr. Goldberg previously served as a director of RHI Entertainment, Inc. from August 2007 to March 2011, Buckeye GP Holdings L.P. from June 2007 to November 2010 and Eagle Bulk Shipping, Inc. from February 2005 to April 2007.
Mr. Goldberg is qualified to serve on the Board of Directors because he is a sophisticated investor whose legal background brings valuable board governance experience to our Board of Directors.

James P. Hallett	Mr. Hallett, 59, has been a member of the Board of Directors since April 2007 and has been our Chief Executive Officer since September 2009.

Mr. Hallett served as President and Chief Executive Officer of ADESA, Inc. ("ADESA") from April 2007 to September 2009. Mr. Hallett served as: Executive Vice President of ADESA, Inc. from May 2004 to May 2005; President of ADESA Corporation, LLC from March 2004 to May 2005; President of ADESA Corporation between August 1996 and October 2001 and again between January 2003 and March 2004; Chief Executive Officer of ADESA Corporation from August 1996 to July 2003; ADESA Corporation's Chairman from October 2001 to July 2003; Chairman, President and Chief Executive Officer of ALLETE Automotive Services, Inc. from January 2001 to January 2003 and Executive Vice President from August 1996 to May 2004. Mr. Hallett left ADESA in May 2005 and thereafter served as President of the Columbus Fair Auto Auction until April 2007.
Mr. Hallett is qualified to serve on the Board of Directors due to his significant business leadership experience and extensive knowledge of the automotive auction industry.

Sanjeev K. Mehra	Mr. Mehra, 53, has been a member of the Board of Directors since April 2007. Mr. Mehra serves on our Compensation Committee and as the Chairman of our Nominating and Corporate Governance Committee.

Mr. Mehra has served as a Managing Director of Goldman, Sachs & Co. in its Principal Investment Area since 1990. Mr. Mehra joined Goldman Sachs in 1986. Mr. Mehra serves on the Board of Directors of ARAMARK Corporation, First Aviation Services, Inc., Max India Ltd., Sigma Electric, SunGard Data Systems, Inc., TVS Logistics and is the Chairman of the Board of Directors of Hawker Beechcraft, Inc. Mr. Mehra previously served as a director of Adam Aircraft Industries, Inc. from April 2003 to February 2008, Burger King Holdings, Inc. from December 2002 to October 2010, Madison River Telephone Company from October 1996 to April 2007 and Nalco Holding Company from November 2003 to May 2007.
Mr. Mehra is qualified to serve on the Board of Directors because he is a sophisticated investor with significant experience in the financial sector and has public company board experience.

Church M. Moore	Mr. Moore, 39, has been a member of the Board of Directors since April 2007. Mr. Moore serves on our Nominating and Corporate Governance Committee and as the Chairman of our Compensation Committee.

Mr. Moore joined Kelso & Company in 1998 and has been a Managing Director since 2007. For the preceding year, Mr. Moore was an associate at Investcorp International, Inc. For the previous three years, he was an analyst in the corporate finance group at BT Securities Corporation. Mr. Moore serves on the Board of Directors of DS Waters of America, Inc., Ellis Communications Group, LLC and Truck-Lite Co., LLC.
Mr. Moore is qualified to serve on the Board of Directors because he is a sophisticated investor with significant experience in the private equity industry.

Thomas C. O'Brien	Mr. O'Brien, 58, has been a member of the Board of Directors since April 2007 and has been the Chief Executive Officer of Insurance Auto Auctions, Inc. ("IAA") since November 2000.

Prior to joining IAA, Mr. O'Brien served as President of Thomas O'Brien & Associates from 1999 to 2000, Executive Vice President of Safelite Glass Corporation from 1998 to 1999, Executive Vice President of Vistar, Inc. from 1996 to 1997 and President of U.S.A. Glass, Inc. from 1992 to 1996. Mr. O'Brien serves on the Board of Directors of CoreLogic, Inc.
Mr. O'Brien is qualified to serve on the Board of Directors due to his significant business leadership experience, including experience in businesses that provide services to the automotive industry.

Gregory P. Spivy	Mr. Spivy, 43, has been a member of the Board of Directors since April 2007. Mr. Spivy serves on our Compensation Committee.

Mr. Spivy joined ValueAct Capital in 2004 and has been a Partner since 2004. Prior to joining ValueAct Capital, Mr. Spivy worked with Gryphon Investors, a private equity fund, from 2002 to 2004. Previously, Mr. Spivy was a Managing Director at Fremont Partners from 1995 to 2000. Prior to joining Fremont Partners, Mr. Spivy was a director with The Bridgeford Group, and began his career in the mergers and acquisitions department of Lehman Brothers. Mr. Spivy serves as Chairman of the Board of Directors of Seitel, Inc. Mr. Spivy previously served as a director of PRA International from June 2007 to December 2007 and MDS, Inc. from April 2008 to May 2010.
Mr. Spivy is qualified to serve on the Board of Directors because he is a sophisticated investor with significant experience in the financial sector.

Jonathan P. Ward	Mr. Ward, 58, has been a member of the Board of Directors since December 2009. Mr. Ward serves on our Audit Committee and our Nominating and Corporate Governance Committee.

Mr. Ward has served as an Operating Partner of Kohlberg & Co., an investment firm, since July 2009. Mr. Ward served as the former Chairman of the Chicago office of Lazard Ltd., an investment banking firm, and Managing Director of Lazard Freres & Co., LLC from November 2006 to June 2009. Mr. Ward served as Chairman and Chief Executive Officer of The ServiceMaster Company, a national service company, from 2002 to 2006, and President and Chief Executive Officer of ServiceMaster from 2001 to 2002. Mr. Ward was President and Chief Operating Officer of RR Donnelley & Sons Company, a commercial printing company, from 1997 to 2001. Mr. Ward serves on the Board of Directors of Sara Lee Corp., United Stationers, Inc. and Hub Group, Inc.
Mr. Ward is qualified to serve on the Board of Directors as a result of his financial acumen and business leadership experience and has public company board experience.

KAR AUCTION SERVICES' BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE ELECTION OF THE FOREGOING THIRTEEN NOMINEES
TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS STRUCTURE AND CORPORATE GOVERNANCE

Role of the Board of Directors

        The Company's business and affairs are managed under the direction of the Board of Directors which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's stockholders. The Board of Directors' mission is to maximize long-term stockholder value. The Board of Directors establishes the Company's overall corporate policies, evaluates the Company's Chief Executive Officer and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company's business strategy and planning, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.

Board Leadership

        Currently, KAR Auction Services separates the roles of Chairman of the Board of Directors and Chief Executive Officer. Separating these roles allows our Chief Executive Officer to focus on the day-to-day management of our business and our Chairman of the Board of Directors to lead the Board of Directors and focus on providing advice and general oversight of management. Given the time and effort that is required of each of these positions, the Company currently believes it is best to separate these roles. However, neither the Company's Amended and Restated By-Laws nor the Company's Corporate Governance Guidelines requires that the Company separate these roles and the Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board of Directors or, if the roles must remain separate. The Board of Directors believes that it should have the flexibility to make these determinations from time to time in the way that it believes best to provide appropriate leadership for the Company under then-existing circumstances.

Board of Directors Meetings and Attendance

        The Board of Directors held four meetings during 2011. All of the directors attended at least 75% of the total of all the meetings of the Board of Directors and Board committees on which he served during 2011.

Committees of the Board of Directors

        In 2011, the Board of Directors maintained three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.

        Audit Committee.    Our Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee: reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team and tracks management's corrective action plans where necessary; reviews our financial statements, including any significant financial items and changes in accounting policies or practices, with our senior management and independent registered public accounting firm; reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm. The Audit Committee held five meetings during 2011. Messrs. Finlayson, Formanek and Ward, who comprise the Audit Committee, are "financially literate" under the rules of the New York Stock Exchange (the "NYSE"). Mr. Finlayson serves as Chairman of the Audit Committee and has been designated as our "audit committee financial expert" as that term is defined by the SEC. In addition, the Board of Directors has determined that each of the members of the Audit Committee meets the standards of "independence" established by the NYSE and as "independent" under the independence standards for audit committee members adopted by the SEC.

        Compensation Committee.    The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee establishes, reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our equity plans. The Compensation Committee held six meetings during 2011. The Compensation Committee is comprised of Messrs. Clingen, Formanek, Mehra, Moore and Spivy. Mr. Moore serves as Chairman of the Compensation Committee.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the Board of Directors concerning governance matters. The Nominating and Corporate Governance Committee held two meetings during 2011. The Nominating and Corporate Governance Committee is comprised of Messrs. Barlow, Mehra, Moore and Ward. Mr. Mehra serves as Chairman of the Nominating and Corporate Governance Committee.

        Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on KAR Auction Services' website at www.karauctionservices.com on the "Investor Relations" page under the link "Corporate Governance." The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

Board of Directors' Oversight of Risk

        Our management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board of Directors and its committees. The Board of Directors provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to a committee of the Board of Directors. Even when the oversight of a specific area of risk has been delegated to a committee, the Board of Directors may maintain oversight over such risks through the receipt of reports from the committee chairpersons to the Board of Directors at each regularly scheduled Board of Directors meeting. The Board of Directors and committee reviews occur principally through the receipt of regular reports from management to the Board of Directors on these areas of risk, and discussions with management regarding risk assessment and risk management.

        At its regularly scheduled meetings, the Board of Directors generally receives a number of reports which include information relating to risks faced by the Company. The Company's Chief Financial Officer provides a report on the Company's results of operations, its liquidity position, including an analysis of prospective sources and uses of funds, and the implications to the Company's debt covenants and credit rating, if any. The Chief Executive Officer of each primary business unit provides an operational report, which includes information relating to strategic, operational and competitive risks. Finally, the Company's General Counsel provides a privileged report which provides information regarding the status of the Company's material litigation and related matters, including environmental updates and the Company's continuing compliance with applicable laws and regulations. At each regularly scheduled Board of Directors meeting, the Board of Directors also receives reports from committee chairpersons, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board of Directors. As noted above, in addition to these regular reports, the Board of Directors receives reports on specific areas of risk from time to time, such as regulatory, cyclical or other risks that are not covered in the regular reports given to the Board of Directors and described above.

        The Board of Directors' leadership structure, through its committees, also supports its role in risk oversight. The Audit Committee maintains initial oversight over risks related to the integrity of the Company's financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company's internal audit function); the performance of the independent auditor; and the effectiveness of the Company's ethics program. The Company's Compensation Committee maintains oversight over risks related to the Company's compensation practices. The Nominating and Corporate Governance Committee monitors potential risks to the effectiveness of the Board of Directors, notably director succession, composition of the Board of Directors and the principal policies that guide the Company's governance.

Corporate Governance Documents

        The Board of Directors has adopted the following corporate governance documents:

Document	Purpose/Application
Code of Business Conduct and Ethics	Applies to all of the Company's employees, officers and directors, including those officers responsible for financial reporting.
Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company's principal executive officer, principal financial and accounting officer and such other persons who are designated by the Board of Directors.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board of Directors and its committees.
Committee Charters	Applies to the following Board committees, as applicable: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

        We expect that any amendments to the codes of ethics, or any waivers of their requirements for executive officers and directors, will be disclosed on the Company's website. The foregoing documents are available at www.karauctionservices.com under the "Investor Relations" link on the "Corporate Governance" page and in print to any stockholder who requests them. Requests should be made to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

Director Compensation

        We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation,

we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level we require of members of our Board of Directors.

Cash and Stock Retainers

        Cash.    Members of the Board of Directors who are not our employees or employed by Kelso Investment Associates VII, L.P., GS Capital Partners VI, L.P., ValueAct Capital Master Fund, L.P. and Parthenon Investors II, L.P. and their respective affiliates (collectively, the "Equity Sponsors"), which collectively own through KAR LLC a majority of the common stock of KAR Auction Services, are entitled to receive an annual cash retainer of $50,000. Such directors may elect to receive their annual cash retainer in common stock. The Chairperson of the Audit Committee receives an additional cash retainer of $10,000. One-fourth of the annual cash retainer is paid at the end of each quarter, provided that the director served as a director in such fiscal quarter. All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board of Directors meetings and committee meetings.

        Stock.    In addition to the annual cash compensation, directors who are not employed by us or the Equity Sponsors receive an annual stock retainer of $75,000 of our common stock in the form of restricted stock. Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board of Directors, annual grants for directors are effective on the date of the annual meeting at which the director was elected or re-elected. One-fourth of the annual restricted stock grant vests quarterly following the date of the grant. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant.

Non-Employee Director Deferred Compensation Plan

        Our Board of Directors adopted the KAR Auction Services, Inc. Non-Employee Director Deferred Compensation Plan, or the "Director Deferred Compensation Plan," in December 2009. Pursuant to the terms of the Director Deferred Compensation Plan, each non-employee director may elect to defer the receipt of his cash director fees into a pre-tax interest-bearing deferred compensation account, which account accrues interest (credited to the account quarterly) as described in the Director Deferred Compensation Plan. Directors also may choose to receive all or a portion of their annual stock retainer in the form of a deferred share account. The plan provides that the amount of cash in his deferred cash account, plus a number of shares of common stock equal to the number of shares in his deferred share account, will be delivered to a director within 60 days following the date of the director's departure from the Board of Directors, with cash being paid in lieu of any fractional shares.

Director Compensation Paid in 2011

        The following table provides information regarding the compensation paid to our non-employee directors.

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)		Total
Robert M. Finlayson	$60,000		$75,000		$135,000
Peter R. Formanek	$50,000	(3)	$75,000		$125,000
Jonathan P. Ward	$50,000		$75,000	(4)	$125,000

(1)
The amounts represent the $50,000 annual cash retainer paid to each non-employee director who is not employed by the Company or one of our Equity Sponsors, plus an additional $10,000 paid to Mr. Finlayson for serving as the Chairman of the Audit Committee.

(2)
The amounts represent the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"), of 3,887 shares of restricted stock awarded to each non-employee director who is not employed by the Company or one of our Equity Sponsors as an annual stock retainer for the period of May 2011 through May 2012.

(3)
Mr. Formanek elected to receive his annual cash retainer in shares of the Company's common stock.

(4)
Mr. Ward elected to receive his annual stock retainer in a deferred share account pursuant to the Director Deferred Compensation Plan.

        Directors that are employed by the Company or the Equity Sponsors are not entitled to receive any fees for serving as a member of our Board of Directors. Mr. Clingen served as Chairman of the Board of Directors, which is also an executive officer position, during the last fiscal year and received a salary and a bonus for that year solely resulting from that employment relationship. Mr. Clingen is not a named executive officer and did not receive any additional compensation for services provided as Chairman of the Board in 2011. Mr. Clingen's compensation in 2011 as an executive officer was approved by the Compensation Committee of the Board of Directors.

Stock Ownership

        The following table sets forth information regarding the number of shares of our common stock held by each non-employee director who is not employed by the Company or one of our Equity Sponsors as of the record date, March 23, 2012:

Name	Shares of Common Stock
Robert M. Finlayson	11,459	(1)
Peter R. Formanek	14,895	(1)
Jonathan P. Ward	11,459	(2)

(1)
3,887 of these shares are shares of restricted stock that were granted pursuant to the Omnibus Plan and one-fourth of the grant vests every three months from the date of grant, May 12, 2011, and such grant is subject to forfeiture until vested.

(2)
3,887 of these shares were granted pursuant to the Omnibus Plan and one-fourth of the grant vests every three months from the date of grant, May 12, 2011, and such grant is subject to forfeiture until vested. Such shares were deferred in Mr. Ward's account in the KAR Auction Services, Inc. Directors Deferred Compensation Plan and will be settled for shares of KAR common stock on a one-for-one basis.

Director Nominating Process and Diversity

        The Board of Directors shall be responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between the annual meeting of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Nominating and

Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

        The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings, and the Company's annual meeting of stockholders.

Communications with the Board of Directors

        Any interested parties desiring to communicate with the Chairman of the Board of Directors, any of the independent directors or the other non-management directors regarding the Company may directly contact such directors by delivering such correspondence to the Company's General Counsel at KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

        The Audit Committee of the Board of Directors has established procedures for employees, stockholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, auditing or any other matters.

Executive Sessions

        In general, the non-employee directors of the Company meet in executive session at each regularly scheduled Board of Directors meeting and the members of the Audit Committee meet in executive session at each regularly scheduled Audit Committee meeting. The Company's Corporate Governance Guidelines state that the Chairman of the Board of Directors, if an independent director, or the lead independent director shall preside at such executive sessions, or in such director's absence, another independent director designated by the Chairman of the Board of Directors or the lead independent director, as applicable, shall preside at such executive sessions. Our Chairman of the Board is not an independent director and we currently do not have a designated lead director. Until such time as the Board of Directors appoints a lead independent director, for all executive sessions of the non-employee or independent directors, the independent directors will rotate as the presiding director.

Attendance at Annual Meeting

        As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. All of the directors attended last year's annual meeting of stockholders either in person or by telephone.

"Controlled Company" Exemption and Director Independence

        KAR LLC controls a majority of the voting power of our outstanding common stock. The Equity Sponsors and management indirectly own through their investment in KAR LLC approximately 78% of our common stock. As a result, we are a "controlled company" within the meaning of the NYSE corporate governance standards. Under the NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain NYSE corporate governance standards, including:

  •
  the requirement that a majority of the Board of Directors consist of independent directors;

  •
  the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

        We utilize certain of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

Compensation Committee Interlocks and Insider Participation

        For the fiscal year ended December 31, 2011, the Compensation Committee was comprised of Church M. Moore (Chairman), Brian T. Clingen, Sanjeev K. Mehra and Gregory P. Spivy. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee. None of the members of the Compensation Committee is now or was previously an officer or employee of the Company, other than Mr. Clingen who is the Chairman of the Board of Directors and served as the Company's Chief Executive Officer from April 2007 to September 2009. See "Certain Related Party Relationships" for a description of certain relationships between the Company and members of the Compensation Committee or their affiliated companies.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires KAR Auction Services' directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all such filing requirements were met during 2011, except for one late Form 4 filing made by Jonathan P. Ward, reporting eight transactions.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITORS

Proposal

        The Audit Committee has appointed KPMG to serve as KAR Auction Services' independent registered public accounting firm for its fiscal year ending December 31, 2012. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee's appointment of KPMG, which has served as KAR Auction Services' independent registered public accounting firm since 2006. Although KAR Auction Services is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG.

        Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and other regulators. The Company's management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company's internal control over financial reporting and expressing an opinion thereon. In this context, the Audit Committee has met and held discussions with management and KPMG, the Company's independent registered public accounting firm, regarding the fair and complete presentation of the Company's financial statements and the assessment of the Company's internal control over financial reporting.

        The Audit Committee has discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T and has reviewed and discussed KPMG's independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence, and the Audit Committee has discussed KPMG's independence from the Company. The Audit Committee also has considered whether KPMG's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit Committee has concluded that KPMG is independent from the Company and its management.

        The Audit Committee meets with the Chief Financial Officer, the Vice President of Internal Audit and representatives of KPMG, in regular and executive sessions, to discuss the audited financial statements, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

        In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

The Audit Committee
Robert M. Finlayson (Chairman)
Peter R. Formanek
Jonathan P. Ward

Fees Paid to KPMG

        The following table sets forth the aggregate fees charged to KAR Auction Services by KPMG for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2011 and 2010 and for other services rendered during 2011 and 2010 to KAR Auction Services and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2011	2010
Audit Fees	$2,086,500	$2,138,500
Audit-Related Fees	40,000	27,000
Tax Fees	—	35,247
All Other Fees	—	—

Total Fees	$2,126,500	$2,200,747

        Audit Fees:    Consists of fees for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in the Company's quarterly reports, the audit of our internal control over financial reporting and services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

        Audit-Related Fees:    Consists principally of professional services rendered with respect to our registration statements filed on Form S-1, Form S-3 and Form S-8. Also includes professional services rendered in connection with the audit of our 401(k) benefit plan.

        Tax Fees:    Consists of fees for professional services for a research and development tax credit project.

        All Other Fees:    There were no fees billed for services not included above for 2011 and 2010.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        KAR Auction Services' independent auditor fee pre-approval policy provides for an annual process through which the Audit Committee evaluates the nature and scope of the audit prior to the commencement of the audit. The Audit Committee also evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. The Audit Committee reviews schedules of specific services to be provided. If other services are provided outside of this annual process, under the policy they may be (i) pre-approved by the Audit Committee at a regularly scheduled meeting; or (ii) by the Chairman of the Audit Committee, acting between meetings and reporting back to the Audit Committee at the next scheduled meeting. All Audit, Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee before such services were rendered.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The following discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this proxy statement that describe the compensation awarded to, earned by, and paid to the named executive officers.

        Our named executive officers for the last completed fiscal year were (i) our principal executive officer, or PEO; (ii) our principal financial officer, or PFO; and (iii) the three most highly compensated executive officers (other than the PEO and the PFO) who were serving as executive officers at the end of the last completed fiscal year. The following persons were our named executive officers for the period covered by this compensation discussion and analysis:

  •
  James Hallett, Chief Executive Officer (PEO) of KAR Auction Services;

  •
  Eric Loughmiller, Executive Vice President and Chief Financial Officer (PFO) of KAR Auction Services;

  •
  Thomas Caruso, Chief Executive Officer and President of ADESA;

  •
  Thomas O'Brien, Chief Executive Officer of IAA; and

  •
  Peter Kelly, Chief Executive Officer and President of OPENLANE, Inc. ("OPENLANE").

Compensation Philosophy and Objectives

        We believe that the compensation of named executive officers should be (i) closely aligned with our performance on both a short-term and long-term basis; (ii) linked to specific, measurable results intended to create value for stockholders; and (iii) competitive in attracting and retaining key executive talent in the vehicle remarketing and auto finance industry. Each of the compensation programs that we have developed and implemented is intended to satisfy one or more of the following specific objectives:

  •
  motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

  •
  support a one-company culture and encourage synergies between all business units by aligning rewards with long-term overall Company performance and stockholder value;

  •
  provide a significant percentage of total compensation through variable pay based on pre-established goals and objectives;

  •
  enhance our ability to attract and retain skilled and experienced executive officers;

  •
  align the interests of our executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company; and

  •
  provide rewards commensurate with performance and with competitive market practices.

The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation

        Composition of the Compensation Committee.    The Compensation Committee of our Board of Directors is comprised of Church M. Moore (Chairman), Brian T. Clingen, Peter R. Formanek, Sanjeev K. Mehra and Gregory P. Spivy. Messrs. Mehra, Moore and Spivy are directors who were appointed by KAR LLC pursuant to a director designation agreement between KAR Auction Services and KAR LLC.

        Role of the Compensation Committee.    The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis. In light of the unique mix of businesses that comprise KAR Auction Services and the lack of directly comparable public companies, the Compensation Committee has not identified a specific peer group of companies for comparative purposes and does not formally engage in benchmarking of compensation. Further, the Compensation Committee has not engaged a compensation consultant to assist in the annual review of our compensation practices or the development of compensation programs for our named executive officers, though the Compensation Committee has the authority to do so if it deems that such assistance is necessary or would otherwise be beneficial.

        Role of the Executive Officers.    Mr. Hallett regularly participates in meetings of the Compensation Committee at which compensation actions involving our named executive officers are discussed. Mr. Hallett assists the Compensation Committee by making recommendations regarding compensation actions relating to the executive officers other than himself. Mr. Hallett recuses himself and does not participate in any portion of any meeting of the Compensation Committee at which his compensation is discussed.

Elements Used to Achieve Compensation Philosophy and Objectives

Components of Executive Compensation for 2011

        The Compensation Committee has established a total compensation and benefits program for our named executive officers that consists of the following:

  •
  base salary;

  •
  annual incentive opportunity;

  •
  long-term incentive opportunity;

  •
  retirement, health and welfare benefits; and

  •
  limited perquisites and personal benefits.

Base Salary

        General.    Base salary is the fixed component of total annual cash compensation and is intended to reward the named executive officers for their past performance, offer security to the executive officers and facilitate the attraction and retention of a skilled and experienced executive management team. The Compensation Committee reviews base salaries for our named executive officers annually and as it deems necessary and appropriate in connection with any promotion or other change in responsibility of a named executive officer.

        Annual salary levels for our named executive officers are based upon various factors, including the individual's performance, budget guidelines, experience, business unit responsibilities, tenure in the particular position and the terms of any employment agreements with the named executive officers. In addition, the Compensation Committee also considers the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers. The Compensation Committee has not, however, established a policy or a specific formula for such purpose.

        In view of the wide variety of factors considered by the Compensation Committee in connection with determining the base salary of each of our named executive officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. The Compensation Committee considers all the factors as a whole in reaching its determination. The Compensation Committee collectively makes its determination with respect to base salaries based on the conclusions reached by its members, in light of the factors that each of them considered appropriate.

        Base Salaries for 2011.    At its January 31, 2011 meeting, the Compensation Committee reviewed the 2011 base salaries of each of our named executive officers other than Mr. Kelly. After considering multiple factors, including, without limitation, the performance of the Company and the contribution of each named executive officer, the Compensation Committee approved a 2% increase in the base salaries for Messrs. Hallett, Loughmiller and O'Brien. The amount of the increase was consistent with the overall 2% merit increase pool established for the Company. The increases resulted in the following salaries, which were retroactive to January 1, 2011: Mr. Hallett—$816,000; Mr. Loughmiller—$425,350; and Mr. O'Brien—$501,766. The Compensation Committee also concluded that, notwithstanding the prior year's increase, Mr. Caruso's compensation remained low given the level of his job responsibilities and relative size of ADESA as compared to the Company's other business units. As a result, the Compensation Committee increased Mr. Caruso's base salary approximately 11% to $500,000.

        Mr. Kelly's base salary of $332,000 was established as a result of arm's length negotiations between Mr. Kelly and the Company in connection with the merger of OPENLANE and ADESA, which was consummated on October 3, 2011.

        Base Salaries for 2012.    At its February 9, 2012 meeting, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2012. Based upon the recommendation of management, the Compensation Committee concluded that no increases in the base salaries of the named executive officer would be approved at this time.

Annual Cash Incentive Plans

        General.    We provide annual cash incentive opportunities to our named executive officers in order to:

  •
  align annual incentives with overall Company financial results;

  •
  align annual incentives, where appropriate, with business unit or division financial results; and

  •
  align the interests of our executives with the interests of our stockholders.

        Annual cash incentive opportunities are established for each named executive officer by the Compensation Committee based upon a number of factors including the job responsibilities of such executive and internal equity among the named executive officers. Consistent with our compensation philosophy and objectives, the Compensation Committee sets annual incentive bonus targets in amounts which are intended to encourage the achievement of certain levels of performance and provide a significant portion of each named executive officer's compensation through variable pay based upon pre-established goals and objectives. Generally, named executive officers with greater job responsibilities have a significant proportion of their annual cash compensation tied to Company performance through their annual incentive opportunity. The Compensation Committee has not, however, established a policy or a formula for the purpose of calculating the specific amount or relative percentage of total compensation that should be derived from annual cash incentive opportunities.

        The KAR Auction Services, Inc. Annual Incentive Plan.    The KAR Auction Services, Inc. Annual Incentive Plan (the "Annual Incentive Plan") was adopted for the purpose of motivating and rewarding the successful achievement of pre-determined financial objectives at KAR Auction Services and its subsidiaries. Under such plan, the grant of cash based awards to eligible participants is contingent upon the achievement of certain corporate performance goals as determined by the Compensation Committee.

        The Compensation Committee uses "Adjusted EBITDA" as defined in the Company's senior credit agreement, for KAR Auction Services, ADESA and IAA, depending upon the named executive officer, as the measure of performance when establishing annual performance objectives for the named executive officers. Using these measures, the Compensation Committee establishes, on an annual basis, specific targets that determine the size of payouts under the incentive plan. In 2011, the annual incentive opportunity for each named executive officer other than Messrs. Hallett and Loughmiller, was based upon a combination of the performance of the Company overall and the performance of the executive's business unit. Mr. Hallett's and Mr. Loughmiller's annual incentive opportunity was based solely upon the performance of KAR Auction Services. Mr. Caruso's annual incentive opportunity was based primarily on the performance of ADESA and secondarily on the performance of KAR Auction Services. Mr. O'Brien's annual incentive opportunity was based primarily on IAA and secondarily on the performance of KAR Auction Services. Mr. Kelly did not become eligible to participate in the plan until January 1, 2012.

        "Adjusted EBITDA" is equal to EBITDA (earnings before interest expense, income taxes, depreciation and amortization) adjusted to exclude among other things (a) gains and losses from asset sales; (b) unrealized foreign currency translation gains and losses in respect of indebtedness; (c) certain non-recurring gains and losses; (d) stock option expense; (e) certain other noncash amounts included in the determination of net income; (f) management, monitoring, consulting and advisory fees paid to the Equity Sponsors; (g) charges and revenue reductions resulting from purchase accounting; (h) unrealized gains and losses on hedge agreements; (i) minority interest; (j) expenses associated with the consolidation of salvage operations; (k) consulting expenses incurred for cost reduction, operating restructuring and business improvement efforts; (l) expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts; (m) expenses incurred in connection with permitted acquisitions; and (n) any impairment charges or write-offs of intangibles. Adjusted EBITDA with respect to our operating business units, ADESA, IAA and AFC, is determined in a similar manner, however, it excludes Holding Company expenses as disclosed in our Annual Report on Form 10-K.

        Performance Targets for the Annual Incentive Plan.    The Compensation Committee analyzes financial measures and determines the level of performance required to receive threshold, target and superior annual incentive payouts. The Compensation Committee established the performance objectives in amounts which it believed would be achievable given a sustained effort on the part of the named executive officers and which would require increasingly greater effort to achieve the target and superior objectives. The Compensation Committee may increase or decrease the performance targets and the potential payouts at each performance target, if, in the discretion of the Compensation Committee, the circumstances warrant such an adjustment.

        The chart which follows provides the Adjusted EBITDA performance targets established by the Compensation Committee for 2011 as well as the actual level of performance achieved (dollars in millions):

	Threshold	Target	Superior	Actual
KAR Auction Services	$467.03	$504.90	$555.39	$487.22
ADESA	$259.37	$280.40	$308.44	$232.23
IAA	$180.28	$194.90	$214.39	$211.65

        Under the Annual Incentive Plan, threshold performance objectives must be met in order for any payout to occur. Payouts can range from 37.5% of target awards for performance at threshold up to a maximum of 150% of target awards for superior performance or no payout if performance is below threshold. The following table shows the annual incentive opportunities for our named executive officers for 2011:

		Bonus Opportunity			Bonus Goal Weighting %
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary	KAR Auction Services	ADESA	IAA
James Hallett	$816,000	50	100	150	100
Eric Loughmiller	$425,350	37.5	75	112.5	100
Thomas Caruso	$500,000	50	100	150	25	75
Thomas O'Brien	$501,766	50	100	150	25		75
Peter Kelly	$332,000	N/A	N/A	N/A	N/A	N/A	N/A

        Because KAR Auction Services and IAA each achieved at least the threshold level of performance, each of our named executive officers eligible to receive an award under the Annual Incentive Plan received an award in 2011. The respective award amounts are set forth in the Summary Compensation Table. Mr. Kelly was not eligible to participate in the Annual Incentive Plan during fiscal year 2011. Mr. Kelly became eligible to participate in the Annual Incentive Plan on January 1, 2012.

        At its February 9, 2012 meeting, after considering the performance of the Company as a whole and the performance of each business unit individually, the Compensation Committee concluded that it was appropriate to change the annual incentive opportunity for 2012 for Messrs. Caruso, O'Brien and Kelly so that it will be based equally upon the performance of the Company overall and the performance of the executive's business unit.

        The following table shows the annual incentive opportunities for our named executive officers for 2012:

		Bonus Opportunity			Bonus Goal Weighting %
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary	KAR Auction Services	ADESA Excluding OPENLANE	ADESA Including OPENLANE	IAA
James Hallett	$816,000	50	100	150	100
Eric Loughmiller	$425,350	37.5	75	112.5	100
Thomas Caruso	$500,000	50	100	150	50	50
Thomas O'Brien	$501,766	50	100	150	50			50
Peter Kelly	$332,000	50	100	150	50		50

Long-Term Incentive Opportunity—Equity Incentive Plans

        The KAR Auction Services, Inc. Stock Incentive Plan.    Following the completion of a series of transactions on April 20, 2007 which resulted in ADESA and IAA becoming wholly owned subsidiaries of KAR Auction Services, the KAR Auction Services, Inc. Stock Incentive Plan ("Stock Incentive Plan") was adopted to foster and promote the long-term financial success of KAR Auction Services and its subsidiaries and materially increase stockholder value by:

  •
  motivating superior performance by means of service- and performance-related incentives;

  •
  aligning the interests of our named executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company; and

  •
  enabling KAR Auction Services and its subsidiaries to attract and retain the services of a skilled and experienced executive management team upon whose judgment, interest, and special effort the successful conduct of its and their operations is largely dependent.

        The Stock Incentive Plan, which has subsequently been frozen, provided for the grant of two types of options as well as restricted stock. No restricted stock was granted under the plan. Participation in the Stock Incentive Plan was limited to such persons as the Compensation Committee, in its discretion, designated. The number of options granted to each participant, the date of such grant and the exercise price of the options were also subject to the discretion of the Compensation Committee.

        Under the Stock Incentive Plan, one-fourth of the total amount of each option grant was service options, and three-fourths of the amount of each grant was exit options. We allocated service options and exit options to both encourage employee retention and reward effort. Service options functioned as an employee retention tool by rewarding continued service. Exit options rewarded employees' efforts toward increasing the value of KAR Auction Services and also served as a retention tool because a grantee generally was required to remain employed to benefit from the increase in the value of KAR Auction Services. Together, these awards aligned the interests of our named executive officers and other employees with the interests of our stockholders, who benefited from both the retention of a skilled management team and an increase in the value of KAR Auction Services.

        Service options were generally exercisable in four equal annual installments, commencing on the first anniversary of the grant date. Pursuant to the terms of the Stock Incentive Plan, the Compensation Committee had the right to accelerate the exercisability of outstanding options in its discretion. In connection with our initial public offering, the Compensation Committee accelerated the exercisability of all service options outstanding on the effective date of the initial public offering. The Compensation Committee believes that these vested service options will continue to function as an employee retention tool because option holders will want to contribute to and benefit from the potential increase in the value of the Company in the future. Exit options were performance options, and prior to the consummation of our initial public offering, became exercisable only after the occurrence of an exit event based on the satisfaction of certain performance goals.

        Following completion of our initial public offering, the Compensation Committee exercised its discretion and modified the existing exercisability criteria for outstanding exit options so that such options vest and become exercisable in four tranches contingent upon (i) the weighted average closing price of the shares of common stock of the Company exceeding the threshold levels of $20.00, $25.00, $30.00 or $35.00 for ninety (90) consecutive trading days (as set forth in the chart below); (ii) the closing price of the common stock of the Company on the last trading day of such ninety (90) consecutive trading day period being greater than or equal to 85% of the threshold levels of $20.00, $25.00, $30.00 or $35.00; and (iii) the holder being a director, officer or employee of the Company or any of its subsidiaries on such date. In addition, the aggregate number of shares of our common stock subject to outstanding options under the Stock Incentive Plan and the respective exercise price of the outstanding options will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Compensation Committee, any stock dividend, stock split (including reverse stock splits) or other recapitalization or extraordinary transaction affecting the shares of our common stock.

Amount To Vest	Conditions to Vesting(1)
25% of the exit options shall vest and become exercisable if	the weighted average closing price of Company common stock exceeds $20.00 for a period of ninety (90) consecutive trading days
An additional 25% of the exit options shall vest and become exercisable if	the weighted average closing price of Company common stock exceeds $25.00 for a period of ninety (90) consecutive trading days
An additional 25% of the exit options shall vest and become exercisable if	the weighted average closing price of Company common stock exceeds $30.00 for a period of ninety (90) consecutive trading days
An additional 25% of the exit options shall vest and become exercisable if	the weighted average closing price of Company common stock exceeds $35.00 for a period of ninety (90) consecutive trading days

(1)
Subject to the additional vesting requirements described above.

        Effective December 10, 2009, the Stock Incentive Plan was frozen. No additional awards will be made under the Stock Incentive Plan. Future awards will be made under the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan. As noted below, our Omnibus Plan will further provide incentives for both performance and retention, as grants under that plan will generally be forfeited upon an employee's termination of employment.

        KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan.    Our Board of Directors adopted the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (the "Omnibus Plan") on December 10, 2009. The purpose of the Omnibus Plan is to provide an additional incentive to selected management employees, directors, independent contractors and consultants of KAR Auction Services whose contributions are essential to the growth and success of our business, in order to strengthen the commitment of such persons to KAR Auction Services, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in our long-term growth and profitability.

        Under the Omnibus Plan, participants are eligible to receive options, restricted stock, stock appreciation rights, other stock-based awards or cash-based awards as determined by the Compensation Committee. The aggregate authorized number of shares of common stock available for awards under the terms of the Omnibus Plan is 6,492,683.

        Under the Omnibus Plan, the Compensation Committee has the authority to:

  •
  select Omnibus Plan participants and determine the types of awards to be made to participants, and any appropriate award terms, conditions and restrictions (including the performance goals and period applicable to awards, if any);

  •
  determine the number of shares to be covered by each award granted;

  •
  accelerate or waive any terms and conditions imposed on an award;

  •
  adopt, alter, and repeal such administrative rules, guidelines and practices governing the plan as it from time to time deems advisable; and

  •
  construe and interpret the terms and provisions of the plan and any awards issued under the Omnibus Plan (and any award agreement relating thereto), and to otherwise supervise the administration of the plan and to exercise all powers and authorities either specifically granted under the plan or necessary and advisable in the administration of the plan.

        In 2011, the Compensation Committee awarded stock options to Messrs. Caruso and Kelly. The Compensation Committee concluded that the aggregate amount of stock options granted to Mr. Caruso was low given the level of his job responsibilities and relative size of ADESA as compared to the Company's other business units. As a result, the Compensation Committee awarded Mr. Caruso an additional 100,000 stock options in 2011. Mr. Kelly was awarded 350,000 stock options in 2011. Mr. Kelly's stock option grant was established as a result of arm's length negotiations between Mr. Kelly and the Company in connection with the merger of OPENLANE and ADESA, which was consummated on October 3, 2011.

Retirement, Health and Welfare Benefits

        We offer a variety of health and welfare and retirement programs to all eligible employees, including our named executive officers. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, dental, vision, pharmacy, life insurance, disability and accidental death and disability. We also provide travel insurance to all employees who travel for business purposes.

Perquisites

        In general, the Compensation Committee believes that the provision of a certain level of perquisites and other personal benefits to the named executive officers is reasonable and consistent with the objective of facilitating and allowing us to attract and retain highly qualified executive officers. The perquisites which are currently available to our named executive officers include an automobile allowance or company car, 401(k) matching contributions, Company-paid group term life insurance premiums, professional association membership fees and club membership fees. The Compensation Committee has not established a policy or a formula for the purpose of calculating the amount or relative percentage of total compensation that should be derived from perquisites.

Employment and Severance Agreements

        The Compensation Committee recognizes that, from time to time, it is appropriate to enter into agreements with our executive officers to ensure that we continue to retain their services and to promote stability and continuity within the Company. Messrs. Hallett, O'Brien and Kelly are the only named executive officers who have an employment agreement or severance agreement with KAR Auction Services or one of its subsidiaries.

        A description of Messrs. Hallett, O'Brien and Kelly's agreements can be found in the section entitled "Employment Agreements with Named Executive Officers."

KAR LLC Override Units

        Each of our named executive officers, other than Messrs. Caruso and Kelly, is also a Management Member of KAR LLC. Through the issuance by KAR LLC of certain profit interests, referred to as "Override Units," such named executive officers are incentivized to manage from the perspective of owners with an equity stake in the Company. Override Units were issued as either Operating Units or Value Units. One-fourth of the Override Units were issued as Operating Units and the remaining three-fourths were issued as Value Units. The ratio of Operating Units to Value Units was determined by our Equity Sponsors and was intended as both a retention tool to reward continued service and as a performance-incentive to reward our named executive officers for the achievement of certain multiples on our Equity Sponsors' original investment in KAR LLC, as described in the following paragraphs. The Company recognizes compensation expense with respect to the KAR LLC Operating Units.

        The Operating Units vested ratably over four years from the date of grant and are 100% vested. The Operating Units will participate in distributions from KAR LLC to its members (including our Equity Sponsors) in excess of such members' original investments in KAR LLC. Notwithstanding that the Operating Units are fully vested, they will be forfeited by any named executive officer whose employment is terminated by KAR LLC or one of its subsidiaries for cause.

        Except with respect to the Value Units held by Mr. Hallett, the Value Units generally will be forfeited in the event the named executive officer ceases to be employed by KAR LLC or one of its subsidiaries. Pursuant to the terms of his employment agreement with KAR Auction Services, Mr. Hallett will be permitted to retain the Value Units which he holds in KAR LLC upon the termination of his employment, for any reason other than for cause, by KAR Auction Services or without "good reason" by Mr. Hallett (as such terms are defined in Mr. Hallett's employment agreement).

        The portion of the Value Units held by the executive that will participate in distributions from KAR LLC to its members (including our Equity Sponsors) will be determined based on the investment multiple and internal rate of return realized by the Investor Members on their original investment in KAR LLC. For example, all Value Units will participate in distributions if the Investment Multiple is at least 3.5 and the Applicable Performance Percentage of the Value Units will participate in distributions if the Investment Multiple is greater than 1.5 but less than 3.5.

        For purposes of the foregoing, the "Investment Multiple" is equal to the quotient of the "Current Value" divided by the "Initial Price." The "Current Value" is generally equal to the sum of (i) the aggregate amount of distributions received by the Investor Members prior to such time in respect of their common equity interests of KAR LLC plus (ii) in the case of a distribution made in connection with an Exit Event, the product of (y) the aggregate amount per Common Unit of distributions to be received by the Investor Members upon such Exit Event and (z) the aggregate number of Units held by the Investor Members as of the occurrence of such Exit Event. The "Initial Price" is equal to the product of (i) the Investor Members' average cost per each Common Unit held by the Investor Member times (ii) the total number of the Common Units held by the Investor Member.

        The "Applicable Performance Percentage" means, expressed as a percentage, the quotient obtained by dividing (x) the excess, if positive, of the Investment Multiple over 1.5 by (y) 2. Notwithstanding the foregoing or anything to the contrary, in no event will any Value Units participate in distributions unless the Investor Members receive an internal rate of return, compounded annually on their investment in KAR LLC of at least 12% and the Investment Multiple is greater than 1.5. In the event that any portion of the Value Units do not become eligible to participate in distributions upon the occurrence of an Exit Event, such portion of such Value Units will automatically be forfeited. An Exit Event includes, generally, any transaction other than an initial public offering which results in the sale, transfer, or other disposition by certain of the original members of KAR LLC, which are referred to as the "Investor Members," to a third party of (a) all or substantially all of the limited liability company interests of KAR LLC beneficially owned by the Investor Members, as of the date of such transaction; or (b) all of the assets of KAR LLC and its subsidiaries, taken as a whole.

        The Investor Members include Kelso Investment Associates VII, L.P.; KEP VI, LLC; GS Capital Partners VI Fund, L.P.; GS Capital Partners VI Parallel, L.P.; GS Capital Partners VI GmbH & Co. KG; GS Capital Partners VI Offshore Fund, L.P.; ValueAct Capital Master Fund, L.P.; PCap KAR LLC; Axle Holdings II, LLC ("Axle LLC"); and such other persons who from time to time become members of the Company and are designated as Investor Members.

        The Operating Units and the Value Units are not convertible into common stock and are generally not transferable. The terms of the Override Units, including the vesting requirements and applicable performance standards, may be modified by KAR LLC as permitted in the LLC Agreement.

        Our named executive officers hold profit interests in KAR LLC as follows:

Name	Value Units	Operating Units
James Hallett	131,054.76	43,684.92
Eric Loughmiller	38,436.00	12,812.00
Thomas O'Brien	41,196.22	13,732.07

        Messrs. Caruso and Kelly do not hold profit interests in KAR LLC.

Axle LLC Override Units

        Prior to the date of the 2007 Transactions (as defined in "Certain Related Party Relationships"), Mr. O'Brien was a Management Member of Axle LLC. Axle LLC is the former ultimate parent company of IAA and is a holder of common equity interests in KAR LLC. As such, he holds profit interests in Axle LLC referred to as Override Units (the "Axle Override Units") which were granted prior to the completion of the 2007 Transactions. The Company recognizes compensation expense with respect to the Axle Operating Units.

        Similar to the Override Units in KAR LLC, the Axle Override Units consist of Operating Units, which vested ratably over a period of three years and are 100% vested, and Value Units, which vest upon the achievement of certain financial objectives for the benefit of certain of the investors in Axle LLC referred to in the Axle LLC Agreement as the "Kelso Members."

        Subject to certain conditions, including possible forfeiture, the holders of Axle Override Units, including Mr. O'Brien, have certain rights with respect to profits and losses of Axle LLC and distributions from Axle LLC.

        Value Units vest and become eligible to participate in distributions upon the occurrence of certain Exit Events only if, upon the occurrence of such an event, the Kelso Members receive an internal rate of return, compounded annually, on their investment in Axle LLC of at least 12%, and the Investment Multiple is greater than two (2). All Value Units will participate in distributions if the Investment Multiple is at least four (4). If the Investment Multiple is greater than two (2), but less than four (4), the Value Units will participate in the distribution on a ratable basis. Value Units not eligible to participate in distributions upon the occurrence of an Exit Event will be automatically forfeited.

        For purposes of the Axle Override Units, an "Exit Event" includes, generally, any transaction which results in the sale, transfer or other disposition by the Kelso Members to a third party of (i) all or substantially all of the limited liability company interests of Axle LLC beneficially owned by the Investor Members as of the date of such transaction; or (ii) all of the assets of Axle LLC and its subsidiaries, taken as a whole. For purposes of the Axle LLC Agreement, the Investment Multiple is, generally, equal to the quotient of the fair market value of all distributions received by Kelso Investment Associates VII, L.P. and KEP VI, LLC (collectively, "Kelso") divided by Kelso's aggregate capital contributions to Axle LLC.

        The Axle Override Units were not granted by the Compensation Committee and the Compensation Committee does not have authority to amend the terms of the Axle Override Units. Mr. O'Brien holds 128,971 Value Units and 64,485 Operating Units in Axle LLC. The Compensation Committee has discretion to consider the Axle Override Units held by Mr. O'Brien when determining total compensation. In 2011, the Compensation Committee did not consider the value of the Axle Override Units a significant factor in determining compensation levels for Mr. O'Brien and, given the amount of Company equity awards held by Mr. O'Brien, did not consider the Axle Override Units held by such executive to pose any potential conflict of interest with respect to the Company.

Tax and Accounting Considerations

        Employment Agreements.    Section 280G of the Internal Revenue Code ("Section 280G") and related provisions impose substantial excise taxes under Section 4999 of the Code on so-called "excess parachute payments" payable to certain named executive officers upon a change in control and results in the loss of the compensation deduction for such payments by the Company. Mr. Hallett's and Mr. O'Brien's employment agreements each provide for a "gross-up payment" in the event that such excise taxes result from any excess parachute payments.

        Mr. Hallett's employment agreement provides that in the event that any payment or benefit under such agreement, in connection with Mr. Hallett's employment or termination of employment is or becomes subject to an excise tax under Code Section 4999, then KAR Auction Services will make a cash payment to Mr. Hallett, which, after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not been applied. However, in the event that a reduction of the total payments to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than ten percent (10%) of the original amount of the total payments.

        Mr. O'Brien's employment agreement provides that, in connection with a change in control of IAA, a lump sum gross-up payment will be made to Mr. O'Brien in such amount as is necessary to ensure that the net amount retained by Mr. O'Brien, after reduction for any excise taxes on the payments under his employment agreement, will be equal to the amount that he would have received if no portion of the payments had been an excess parachute payment.

        Stock Incentive Plan.    In the event that any payment received under the plan upon the occurrence of an Exit Event would constitute an excess parachute payment, then, the payment will be reduced to the extent necessary to eliminate any such excess parachute payment. In such event, however, KAR Auction Services will use good faith efforts to seek the approval of the stockholders in the manner provided for in Section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments, so that such payment would not be treated as a "parachute payment" for this purpose.

        Omnibus Plan.    Certain awards under the plan are designed to comply with the performance-based compensation exception to the $1,000,000 per person annual deductibility limit under Section 162(m) of the Code applicable to the chief executive officer and the three other most highly-compensated executive officers other than the chief financial officer. However, because of our recent initial public offering, compensation under the plan is not subject to Section 162(m) of the Code until the earliest to occur of (i) the expiration of the plan; (ii) an amendment of the plan that results in a material modification; (iii) the issuance of all common stock that has been allocated under the plan; or (iv) the Company's 2013 annual meeting of stockholders.

        Accounting for Stock-Based Compensation.    We account for stock-based compensation in accordance with the requirements of ASC 718.

        Financial Restatements.    The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. The Compensation Committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known. However, the Company intends to adopt a compensation recoupment policy that will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements become effective.

Results of Say on Pay Votes at 2011 Annual Meeting

        At the Company's 2011 annual meeting of stockholders, the Company held a non-binding stockholder vote on executive compensation (commonly referred to as "Say on Pay"). At the meeting, approximately 97% of the votes on the matter were cast to approve the Company's executive compensation programs, less than 1% of the votes were cast against, and approximately 2% abstained from voting or constituted a broker non-vote.

        The Compensation Committee has considered the results of the vote and feedback received from stockholders as part of its review of the Company's overall compensation program, including the appropriateness of the compensation philosophy and objectives, the role of the Compensation Committee and executive officers in setting compensation, the elements used to achieve the compensation philosophy and objectives, and the levels of compensation provided to the named executive officers. Following its review, the Compensation Committee decided to retain the Company's general approach to executive compensation, in part due to the significant majority of stockholders that voted to approve the Company's executive compensation programs at the 2011 annual meeting of stockholders.

        The Company also held a non-binding stockholder vote at the meeting on whether to hold a Say on Pay vote every one, two or three years. Approximately 12% of the votes on the matter were cast in favor of holding a vote every year, less than one-tenth of 1% were cast in favor of holding a vote every two years, approximately 86% were cast in favor of holding a vote every three years and approximately 2% abstained or constituted a broker non-vote. In line with the results of the vote, the Company plans to present a Say on Pay vote every three years.

Compensation Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis for executive compensation for 2011 and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Church M. Moore (Chairman)
Brian T. Clingen
Peter R. Formanek
Sanjeev K. Mehra
Gregory P. Spivy

Analysis of Risk in the Company's Compensation Structure

        As part of its responsibilities to annually review all incentive compensation and equity-based plans, and evaluate whether the compensation arrangements of the Company's employees incentivize unnecessary and excessive risk-taking, the Compensation Committee evaluated the risk profile of all of the Company's compensation policies and practices for 2011, and concluded that they do not motivate imprudent risk taking. In its evaluation, the Compensation Committee reviewed the Company's employee compensation structures and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including:

  •
  a balanced mix between cash and equity, and annual and longer-term incentives;

  •
  caps on incentive awards at reasonable levels;

  •
  linear payouts between target levels with respect to annual incentive awards;

  •
  Compensation Committee approval of (and discretion in) executive pay matters; and

  •
  long-term vesting periods.

        The Committee also reviewed the Company's compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Compensation Committee concluded that the Company's compensation programs do not include such elements or have implemented features, steps and controls that are designed to limit risks of our compensation arrangements. In light of these analyses, the Committee concluded that it has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table For 2011

        The table below contains information concerning the compensation of our (i) PEO; (ii) PFO; and (iii) the three most highly compensated executive officers (other than the PEO and PFO) who were serving as executive officers as of December 31, 2011. Information for 2009 is not provided for Mr. Caruso and information for 2009 and 2010 is not provided for Mr. Kelly because they were not named executive officers in those years.

Name and Principal Position	Year		Salary	Bonus		Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
James Hallett,	2011		$816,000	—		—	$625,508	$33,770	$1,475,278
CEO (PEO)	2010		$800,000	—		$1,050,000	$806,745	$32,222	$2,688,967
	2009	(1)	$592,250	$140,513	(2)	—	$643,943	$37,122	$1,413,828
Eric Loughmiller,	2011		$425,350	—		—	$244,541	$6,970	$676,861
EVP and CFO (PFO)	2010		$402,423	—		—	$315,395	$25,300	$743,118
	2009		$360,500	—		—	$270,572	$66,186	$697,258
Thomas Caruso,	2011		$500,000	—		$462,000	$95,818	$10,665	$1,068,483
CEO and President of ADESA	2010		$450,000	—		$1,253,840	$113,449	$11,040	$1,828,329
Thomas O'Brien,	2011		$501,766	—		—	$619,870	$36,590	$1,158,226
CEO of IAA	2010		$491,927	—		—	$677,450	$33,382	$1,202,759
	2009		$482,281	—		—	$505,610	$39,413	$1,027,304
Peter Kelly,	2011	(6)	$83,000	—		$1,382,500	—	$4,555	$1,470,055
CEO and President of
OPENLANE

(1)
James Hallett became the Chief Executive Officer of KAR Auction Services on September 8, 2009.

(2)
The amount reported consists of a cash bonus paid to Mr. Hallett in connection with his assumption of the responsibilities and duties of Chief Executive Officer of KAR Auction Services.

(3)
The amounts reported in this column represent the grant date fair value computed in accordance with ASC 718. See Note 4 to our financial statements for 2011 regarding the assumptions made in determining the grant date fair value.

(4)
The amount reported for Messrs. Hallett, Loughmiller, Caruso and O'Brien is equal to amount paid to the named executive officer under the Annual Incentive Plan. Mr. Kelly was not eligible to participate in the plan until January 1, 2012.

(5)
The amounts reported for 2011 consist of an automobile allowance, 401(k) matching contributions, Company-paid group term life insurance premiums and club membership fees.

•
Automobile allowance: Mr. Hallett—$25,000; Mr. Caruso—$3,300 (company car); Mr. O'Brien—$18,000; Mr. Kelly—$4,500.

  •
  401(k) matching contributions: Mr. Hallett—$4,900; Mr. Loughmiller—$4,900; Mr. Caruso—$4,900; Mr. O'Brien—$4,900.

  •
  Company-paid group term life insurance premiums: Mr. Hallett—$3,870; Mr. Loughmiller—$2,070; Mr. Caruso—$2,070; Mr. O'Brien—$3,870; Mr. Kelly—$55.

  •
  Club membership fees: Mr. O'Brien—$9,820; Mr. Caruso—$395.

(6)
Mr. Kelly's employment as the CEO and President of OPENLANE began on October 3, 2011 upon the closing of the merger of OPENLANE and ADESA.

Grants of Plan-Based Awards For 2011

        The following table summarizes the payouts which our named executive officers could have received upon the achievement of certain performance objectives under the Annual Incentive Plan, and the grants made to our named executive officers in 2011 under the Omnibus Plan.

									All Other Option Awards: Number of Securities Underlying Options (#) (j)
			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards (k)
Name (a)	Grant Date (b)	Compensation Committee Action Date	Threshold ($) (c) (l)	Target ($) (d) (l)	Maximum ($) (e) (l)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)			Grant Date FV(l)(2)
James Hallett	N/A		$408,000	$816,000	$1,224,000
Eric Loughmiller	N/A		$159,506	$319,013	$478,519
Thomas Caruso	N/A		$250,000	$500,000	$750,000
	2/25/2011	1/31/2011							100,000	$14.44	$4.62
Thomas O'Brien	N/A		$250,883	$501,766	$752,649
Peter Kelly	N/A		$—	$—	$—
	11/4/2011	10/26/2011							350,000	$12.97	$3.95

(1)
Columns (c), (d) and (e) include the potential awards for performance at the threshold, target and maximum ("superior") levels, respectively, under the Annual Incentive Plan. See, "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Plans" for further information on the terms of the Annual Incentive Plan.

(2)
Column (l) represents the grant date fair value in accordance with ASC 718. See Note 4 to our financial statements for 2011 regarding the assumptions made in determining the grant date fair value.

        Additional information concerning our cash and equity incentive plans may be found in the sections entitled "Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Plans" and "—Equity Incentive Plans," respectively. For additional information concerning the KAR LLC Override Units, and Axle LLC Override Units see the sections entitled "Elements Used to Achieve Compensation Philosophy and Objectives—KAR LLC Override Units," and "—Axle LLC Override Units," respectively.

Employment Agreements with Named Executive Officers

        Mr. Hallett, who has an employment agreement with KAR Auction Services, Mr. O'Brien, who has an employment agreement with IAA, and Mr. Kelly, who has a severance and consulting agreement with ADESA, are currently the only named executive officers who have an employment agreement or severance agreement with KAR Auction Services or one of its subsidiaries. A summary of each of the agreements is provided below.

James Hallett

        Mr. Hallett's employment agreement provides for the following severance and change in control payments:

Termination Due to Mr. Hallett's Death or Disability

        If Mr. Hallett's employment is terminated as a result of his death or disability, we will pay Mr. Hallett, or in the case of his death, Mr. Hallett's estate or beneficiaries, an amount equal to the sum of (i) any accrued but unpaid base salary and accrued but unused vacation days; (ii) any earned and vested benefits and payments pursuant to the terms of any benefit plan (collectively, the amounts described in (i) and (ii) above are, the "Accrued Obligations"); and (iii) subject to Mr. Hallett executing a general release of any claims that he may have against KAR Auction Services (the "Release"), any annual bonus for a prior completed calendar year that has not yet been calculated or paid to Mr. Hallett (the "Earned but Unpaid Bonus").

        In addition, if Mr. Hallett is participating in the health plans of KAR Auction Services at the time of his termination, we will pay him, or in the case of his death, his estate or beneficiaries, his or their premiums attributable to maintaining insurance coverage under COBRA for the shorter of (i) 18 months; or (ii) until Mr. Hallett becomes eligible for comparable coverage under the health plans of another employer (the "Continued Benefits"). Subject to receipt and effectiveness of the Release, we also will pay Mr. Hallett, or his estate or beneficiaries, a prorated bonus based upon the portion of the year during which Mr. Hallett was employed by us (the "Prorated Bonus"). Mr. Hallett, or his estate or beneficiaries, also will be entitled to retain all of the Operating Units and Value Units in KAR LLC which Mr. Hallett holds at the time of his termination.

Termination by KAR Auction Services for Cause

        Following a majority vote of the Board of Directors (excluding Mr. Hallett or any other employee of KAR Auction Services), we may terminate Mr. Hallett's employment at any time for "Cause." In such event, our only obligation to Mr. Hallett will be the payment, in a lump sum, of Mr. Hallett's Accrued Obligations.

        "Cause" is defined in the employment agreement to mean (i) Mr. Hallett's willful, continued and uncured failure to perform substantially his duties under the employment agreement for a period of 14 days following notice to Mr. Hallett of such failure; (ii) Mr. Hallett engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to KAR Auction Services; (iii) Mr. Hallett's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) Mr. Hallett's failure to comply with the provisions of the employment agreement relating to confidential information, intellectual property, non-competition and non-solicitation which is not cured within the 14 day period following written notice to Mr. Hallett of such failure.

Termination by KAR Auction Services Without Cause

        Mr. Hallett's employment may be terminated without Cause at any time upon 30 days' prior written notice. In the event of a termination without Cause, KAR Auction Services will pay Mr. Hallett the following "Severance Benefits": (i) two times the sum of Mr. Hallett's (a) annual base salary and (b) target bonus for the year in which termination occurs which, for this purpose, shall not equal less than 100% of Mr. Hallett's base salary; (ii) a Prorated Bonus in a lump sum; and (iii) the Continued Benefits.

        In addition to the Severance Benefits described above, we will also pay Mr. Hallett the Accrued Obligations and any Earned but Unpaid Bonus. Mr. Hallett will also be entitled to retain all of the Operating Units and Value Units which he holds in KAR LLC at the time of his termination.

Termination by Mr. Hallett for Good Reason

        Mr. Hallett may terminate his employment for "Good Reason" within 90 days following the occurrence of an event constituting "Good Reason," if such event remains uncured for a period of 30 days following notice of the event by Mr. Hallett to KAR Auction Services. Upon such termination, KAR Auction Services will pay Mr. Hallett the sum of the Severance Benefits, the Accrued Obligations, and any Earned but Unpaid Bonus. Additionally, Mr. Hallett or his estate or beneficiaries will be entitled to retain all of the Operating Units and Value Units of KAR LLC which Mr. Hallett holds at the time of this termination.

        "Good Reason" is defined in the employment agreement to mean the occurrence of any of the following:

  (i)
  A material reduction of Mr. Hallett's authority, duties and responsibilities, or the assignment to Mr. Hallett of duties materially inconsistent with Mr. Hallett's position as Chief Executive Officer;

  (ii)
  A requirement by KAR Auction Services that Mr. Hallett relocate his principal business location to a location more than 50 miles from KAR Auction Services' executive offices as of the effective date of the employment agreement;

  (iii)
  Any material failure by KAR Auction Services to comply with any of the terms and conditions of the employment agreement;

  (iv)
  Any failure to timely pay or provide Mr. Hallett's base salary, or any reduction in Mr. Hallett's base salary below Eight Hundred Sixteen Thousand Dollars ($816,000), other than in connection with across-the-board salary reductions;

  (v)
  Any material reduction in Mr. Hallett's base salary or annual bonus opportunity or any amendment to the terms of the Operating Agreement of KAR LLC which materially and adversely affects Mr. Hallett's rights with respect to the Operating Units or Value Units he holds in KAR LLC; or

  (vi)
  A "Change of Control," as defined in the Omnibus Plan, occurs and, if applicable, KAR Auction Services fails to cause its successor to assume or reaffirm KAR Auction Services' obligations under the employment agreement without change.

Termination by Mr. Hallett without Good Reason

        Mr. Hallett may terminate his employment under the employment agreement at any time without Good Reason upon 30 days' prior written notice. In such event, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations. Additionally, Mr. Hallett will be entitled to retain all Operating Units which he holds in KAR LLC at the time of his termination.

Termination by Mr. Hallett upon Retirement

        Mr. Hallett may voluntarily terminate his employment under the agreement due to retirement at any time on or after the third anniversary of the effective date of the employment agreement by announcing his retirement at least 12 months prior to such termination. In the event of such a termination, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations and a Prorated Bonus. Mr. Hallett will also be entitled to retain all of the Operating Units and Value Units which he holds in KAR LLC at the time of his termination.

Excise Tax Gross-Up

        As described in "—Tax and Accounting Considerations—Employment Agreements," Mr. Hallett's employment agreement provides that, in the event that any payment or benefit in connection with his employment is or becomes subject to an excise tax under Code Section 4999, then KAR Auction Services will make a cash payment to Mr. Hallett, which, after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not applied. However, in the event that a reduction of the total payments due to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments due.

Requirements With Respect to Non-Competition and Non-Solicitation

        The employment agreement provides that Mr. Hallett is prohibited, while he is employed by KAR Auction Services and for a period of two years thereafter (except in the case of retirement) (the "Restricted Period"), within the U.S. or Canada from performing, for or on behalf of a competitor (as defined in the employment agreement), the same or similar services as those that he performed for KAR Auction Services. In addition, Mr. Hallett is also prohibited during that same period from engaging in, owning, operating or controlling any competitor within the United States or Canada.

        During the Restricted Period, Mr. Hallett is also prohibited from inducing or attempting to induce any employee of KAR Auction Services to leave the employ of KAR Auction Services, or in any way interfere with the relationship between KAR Auction Services and any of its employees, or inducing or attempting to induce any customer, client, member, supplier, licensee, licensor or other business relation of KAR Auction Services to cease doing business with KAR Auction Services, or otherwise interfere with the business relationship between KAR Auction Services and any such customer, client, member, supplier, licensee, licensor or business relation of KAR Auction Services.

Thomas O'Brien

        Mr. O'Brien's employment agreement provides that Mr. O'Brien is an at-will employee and provides for the following severance and change in control payments:

Termination Due to Mr. O'Brien's Death or Disability

        If Mr. O'Brien's employment is terminated as a result of his death or disability, IAA will be obligated to pay him (or his legal representatives) an amount equal to the sum of (i) any earned but unpaid base salary; (ii) his accrued but unpaid vacation earned through the date of termination; (iii) the greater of (I) the product of (x) any incentive compensation paid to or deferred by Mr. O'Brien for the fiscal year preceding the fiscal year in which the date of termination occurs, multiplied by (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 and (II) the average of the past three (3) years' annual bonuses (such greater amount being "O'Brien's Annual Bonus"); and (iv) any compensation previously deferred by Mr. O'Brien. The aggregate of the foregoing is referred to as the "O'Brien's Accrued Obligations." Mr. O'Brien's target bonus is 100% of his annual base salary. For purposes of Mr. O'Brien's employment agreement, "disability" is defined to mean with respect to Mr. O'Brien, a substantial inability, by reason of physical or mental illness or accident, to perform his regular responsibilities under the employment agreement indefinitely or for a period of one hundred eighty (180) days. Long-term disability insurance is a Company-paid benefit for all employees and is only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

Voluntary Termination by Mr. O'Brien or Termination for Cause by IAA

        If Mr. O'Brien voluntarily terminates his employment or if IAA terminates his employment for cause, IAA's sole obligation will be to pay Mr. O'Brien a lump sum amount equal to (i) any earned but unpaid base salary; and (ii) his accrued but unpaid vacation earned through the date of termination. For purposes of the employment agreement, "Cause" means, as determined in the Board of Directors' discretion, Mr. O'Brien's (i) willful and continued failure to perform substantially his duties with IAA or one of its affiliates (other than any such failure resulting from incapacity due to medically documented illness or injury) for a period of 30 days after a written demand for substantial performance is delivered to Mr. O'Brien by the Board of Directors, which specifically identifies the manner in which the Board of Directors believes that Mr. O'Brien has not substantially performed his duties; or (ii) willful engaging in illegal conduct or gross misconduct which is demonstrably injurious to IAA.

Termination for Other Reasons

        If Mr. O'Brien's employment is terminated by IAA either prior to or more than two (2) years after a "change in control" (as defined below), IAA will be obligated to pay Mr. O'Brien an amount equal to the sum of (i) Mr. O'Brien's annual base salary on the date of termination; plus (ii) Mr. O'Brien's average annual bonus received over the eight fiscal quarters immediately preceding the fiscal quarter during which Mr. O'Brien's employment is terminated, without exceeding Mr. O'Brien's target bonus for the fiscal year during which Mr. O'Brien's employment is terminated; plus (iii) Mr. O'Brien's auto allowance for IAA's fiscal year during which Mr. O'Brien's employment is terminated. In addition, IAA must provide, at IAA's expense, continued group health plan coverage for Mr. O'Brien and his qualified beneficiaries until the earlier of the date that Mr. O'Brien begins any subsequent full-time employment for another employer for pay and the date that is one year after Mr. O'Brien's termination of employment.

Termination within Two Years Following a Change in Control

        If Mr. O'Brien's employment with IAA is terminated by IAA without cause or by reason of Mr. O'Brien's "involuntary termination" (as defined below), in either case within two years after the effective date of a change in control, IAA shall pay Mr. O'Brien (i) an amount equal to 150% of the sum of (a) Mr. O'Brien's then-current annual base salary and (b) O'Brien's Annual Bonus (as defined above) plus (ii) the amount of O'Brien's Accrued Obligations (as defined above). In addition, IAA must provide, at its expense, continued group health plan coverage for Mr. O'Brien and his qualified beneficiaries until the earlier of the date that Mr. O'Brien begins any subsequent full-time employment for another employer for pay and the date that is 18 months after Mr. O'Brien's termination of employment for any reason.

        For purposes of the foregoing, an "involuntary termination" means, generally, Mr. O'Brien's voluntary termination of employment following (i) a change in Mr. O'Brien's position which materially reduces Mr. O'Brien's level of responsibility; (ii) a reduction in Mr. O'Brien's level of compensation (base salary and target incentive compensation); or (iii) a change in Mr. O'Brien's place of employment, which is more than 75 miles from Mr. O'Brien's then-current place of employment, provided that such change or diminution, as applicable, is effected without Mr. O'Brien's written concurrence.

        For purposes of Mr. O'Brien's employment agreement, a "change of control" means, generally: (i) the acquisition by any individual, entity, or group of beneficial ownership of 50% or more of the voting power of the then outstanding voting securities of IAA entitled to vote generally in the election of directors; or (ii) individuals who, as of the date of the employment agreement, constitute the Board of Directors of IAA cease for any reason to constitute at least a majority of the Board of Directors; or

(iii) the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of IAA unless, following such merger, consolidation or disposition, (y) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of IAA immediately prior to such merger, consolidation, or disposition beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such merger, consolidation, or disposition in substantially the same proportions as their ownership, immediately prior to such merger, consolidation, or disposition and (z) at least a majority of the members of the Board of Directors of the corporation resulting from such merger, consolidation, or disposition were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such merger, consolidation or disposition; or (iv) the approval by the shareholders of IAA of a complete liquidation or dissolution of IAA.

Excise Tax Gross-Up

        Mr. O'Brien's employment agreement provides that if any payment or benefit due and payable under the agreement causes any excise tax imposed by Section 4999 of the Code to become due and payable by Mr. O'Brien, then IAA will pay to Mr. O'Brien a "gross-up" payment so that he is in the same after-tax position as he would have been had the excise tax not been payable.

Requirements With Respect to Non-Competition and Non-Solicitation

        The employment agreement provides that during an 18 month period following his termination of employment for any reason, Mr. O'Brien may not become employed by or engage in any activity or other business substantially similar to or competitive with the business of IAA within the continental United States, Canada and Mexico. In addition, during such 18 month period, Mr. O'Brien may not solicit, aid or induce (i) any employee of IAA to leave IAA; or (ii) any customer, client, vendor, lender, supplier or sales representative of IAA or similar persons engaged in business with IAA to discontinue such relationship or reduce the amount of business done with IAA.

Peter Kelly

        Mr. Kelly's severance and consulting agreement provides that Mr. Kelly is an at-will employee. Either Mr. Kelly or ADESA may terminate the employment relationship at any time for any reason or no reason, with or without cause. The agreement provides for the following severance payments:

Termination Due to Mr. Kelly's Death or Disability

        If Mr. Kelly's employment is terminated as a result of his death or total disability, ADESA will have no obligation to pay severance benefits to Mr. Kelly. For purposes of the severance and consulting agreement, "total disability" is defined to mean Mr. Kelly's inability, because of illness, injury or other physical or mental incapacity, to perform his duties under the agreement for a continuous period of 180 consecutive days, or for a total of 180 days within any 360 consecutive day period.

Voluntary Termination by Mr. Kelly or Termination for Cause by ADESA

        If Mr. Kelly voluntarily terminates his employment without good reason or if ADESA terminates Mr. Kelly's employment for cause, ADESA will have no obligation to pay severance benefits to Mr. Kelly. In this context, "good reason" means the occurrence of any of the following events or conditions without Mr. Kelly's consent and within 90 days following the end of the notice period: (i) a material diminution in Mr. Kelly's title, authority, duties or responsibilities or the assignment to Mr. Kelly by ADESA of duties materially inconsistent with his title; (ii) a material reduction in

Mr. Kelly's then effective base salary or annual bonus opportunity; (iii) any material breach by ADESA or any of its successors and assigns of the agreement; (iv) the failure of ADESA's successors and assigns to assume the obligations of ADESA under the agreement; or (v) the relocation of Mr. Kelly's principal place of employment to a point more than 75 miles from its current location. "Termination for cause" means a termination of Mr. Kelly's employment by ADESA as a result of: (i) Mr. Kelly being convicted of or entering a please of nolo contendere to a felony involving fraud, dishonesty or physical harm to any person; (ii) Mr. Kelly intentionally engaging in conduct which is demonstrably injurious to ADESA; or misappropriating anything of material value to ADESA including but not limited to monies, assets or property; or (iii) Mr. Kelly committing fraud, embezzlement or other act of material dishonesty with respect to ADESA.

Termination Without Cause or Resignation for Good Reason

        If Mr. Kelly's termination was a termination without cause or a resignation for good reason, ADESA will provide Mr. Kelly the following severance benefits in exchange for Mr. Kelly's execution of a full and complete waiver and release of any and all claims: (i) an amount equal to Mr. Kelly's annual base salary for a one year period at the rate in effect as of the time of separation of employment; and (ii) reimbursement for the continuation of Mr. Kelly's medical and dental benefits coverage for a period extending through the earlier of (a) the date Mr. Kelly begins any subsequent full-time employment for compensation; or (b) the date that is one year after the termination date.

        In lieu of the severance described above, in ADESA's sole discretion, Mr. Kelly may serve as a consultant to ADESA for a period of twelve months following the date of the termination of his employment. In such case, he will be compensated at the same base pay as he was prior to beginning to act as a consultant to ADESA. ADESA has the right to terminate the consulting arrangement with Mr. Kelly upon 30 days written notice to Mr. Kelly.

Requirements With Respect to Non-Competition and Non-Solicitation

        The agreement provides that while Mr. Kelly is employed by ADESA and during any period following the termination of his employment during which he is serving as a consultant to ADESA or receiving severance, Mr. Kelly may not engage in any business that is competitive with the business of KAR Auction Services anywhere in the United States or Canada or provide, or offer to provide, any products or services, that are competitive with the business of KAR Auction Services. In addition, during a 12 month period following the date of termination, Mr. Kelly may not (i) solicit, aid or induce any Customer, lender or supplier of KAR Auction Services with whom he had contact within three years prior to the date of his termination, to discontinue the relationship or reduce the amount of business done with KAR Auction Services; (ii) solicit, aid or induce business that is competitive with the business of ADESA from any then-current customers of the business during the last three years prior to his termination; or (iii) solicit or induce any then current employee of KAR Auction Services to leave KAR Auction Services in order to accept employment with or render services for any other person.

Outstanding Equity Awards at Fiscal Year-End For 2011

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)
James Hallett	43,684.92	(1)					100.00	06/15/2017
					131,054.76	(2)	100.00	06/15/2017
	9,375.00	(3)	28,125.00	(3)			13.46	03/01/2020
					112,500.00	(4)	13.46	03/01/2020
Eric Loughmiller	12,812.00	(1)					100.00	06/15/2017
					38,436.00	(2)	100.00	06/15/2017
Thomas Caruso	43,970.00	(5)					10.00	08/20/2017
					131,910.00	(6)	10.00	08/20/2017
	13,700.00	(7)					16.68	08/19/2018
					41,100.00	(8)	16.68	08/19/2018
	11,195.00	(3)	33,585.00	(3)			13.46	03/01/2020
					134,340.00	(4)	13.46	03/01/2020
					100,000.00	(9)	14.44	02/25/2021
Thomas O'Brien	13,732.07	(1)					100.00	06/15/2017
					41,196.22	(2)	100.00	06/15/2017
	64,485.00	(10)					25.62	05/25/2015
					128,971.00	(11)	25.62	05/25/2015
Peter Kelly			350,000.00	(12)			12.97	11/04/2021

(1)
These Operating Units in KAR LLC were granted on June 15, 2007 and became fully vested on June 15, 2011.

(2)
These Value Units in KAR LLC were granted on June 15, 2007 and vest upon attaining certain performance criteria.

(3)
The service options were granted on March 1, 2010 and vest ratably on each of the first four anniversaries of the date of grant.

(4)
These exit options were granted on March 1, 2010 and vest upon the achievement of certain performance criteria.

(5)
The service options were granted on August 20, 2007 and became fully vested on December 10, 2009.

(6)
These exit options were granted on August 20, 2007 and vest upon the achievement of certain performance criteria.

(7)
The service options were granted on August 19, 2008 and became fully vested on December 10, 2009.

(8)
These exit options were granted on August 19, 2008 and vest upon the achievement of certain performance criteria.

(9)
These service options were granted on February 25, 2011 and vest ratably on each of the first four anniversaries of the date of grant.

(10)
These Operating Units in Axle LLC were granted on May 25, 2005 and became fully vested on May 25, 2008.

(11)
These Value Units in Axle LLC were granted on May 25, 2005 and vest upon the achievement of certain performance criteria.

(12)
These service options were granted on November 4, 2011 and vest ratably on each of the first four anniversaries of the date of grant.

Option Exercises During Fiscal Year 2011

        There were no stock options exercised during fiscal year 2011 by the named executive officers.

Potential Payments Upon Termination or Change-In-Control

        The following is a discussion of payments and benefits that would be due to our named executive officers upon certain types of employment terminations or the occurrence of a change in control of the Company.

Annual Incentive Plan

        The Annual Incentive Plan provides for the following payments upon the termination of employment scenarios set forth below. Each of the named executive officers participates in the Annual Incentive Plan.

        Death, Disability, Retirement.    In the event that the employment of any named executive officer is terminated as a result of the named executive officer's death, disability or retirement, such named executive officer will be entitled to receive a pro-rated amount of any incentive award which they otherwise would have been entitled to receive. "Disability" means, for this purpose, the inability of the named executive officer to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment for a certain period of time.

        Voluntary Termination or Termination by the Company.    Unless otherwise specified in an employment agreement, if the employment of any named executive officer is terminated with or without cause, such named executive officer will forfeit all rights to any incentive award payment under the plan.

Stock Incentive Plan and Omnibus Plan

        The Stock Incentive Plan and the Omnibus Plan provide for the following treatment of stock options issued pursuant to the plan upon the termination of employment scenarios or a change in control, as set forth below. As a result of the Stock Incentive Plan being frozen by the Company on December 10, 2009, no additional stock options will be granted under this plan. Future grants of stock options will be made pursuant to the terms of the Omnibus Plan.

        Death, Disability or Retirement.    In the event that any named executive officer's employment with KAR Auction Services or any subsidiary of KAR Auction Services is terminated by reason of the named executive officer's death, disability or retirement, all options held by the named executive officer that are exercisable as of the date of such termination may be exercised by the named executive officer or the named executive officer's beneficiary until the earlier of (i) one (1) year following the named executive officer's termination of employment; or (ii) the normal expiration date of the options. All options that are not exercisable on the date of such termination of employment shall terminate and be canceled immediately upon such termination of employment.

        Voluntary Termination or Termination by the Company.    In the event that any named executive officer's employment with KAR Auction Services or any subsidiary of KAR Auction Services is terminated due to the named executive officer's voluntary resignation without "good reason" (as defined below) or for "cause" (as defined below) by KAR Auction Services or any of its subsidiaries, all options then held by the named executive officer, whether or not then exercisable, shall terminate and be canceled immediately upon such termination of employment.

        For this purpose, "cause" means, generally, (i) the refusal or neglect of the named executive officer to perform substantially his employment-related duties; (ii) the named executive officer's personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the named executive officer's indictment for, conviction of, or entering a plea of guilty or nolo contendere to a crime constituting a felony or his willful violation of any applicable law; (iv) the named executive officer's failure to reasonably cooperate, following a request to do so by KAR Auction Services or any of its subsidiaries, in any internal or governmental investigation; or (v) the named executive officer's material breach of any written covenant or agreement not to disclose any information pertaining to KAR Auction Services or any of its subsidiaries or not to compete or interfere with KAR Auction Services or any of its subsidiaries.

        Termination Without Cause or For Good Reason.    In the event that any named executive officer's employment with KAR Auction Services or any subsidiary of KAR Auction Services is terminated by KAR Auction Services or any of its subsidiaries without cause (as defined above) or by the named executive officer for "good reason" (as defined below), any options then held by the named executive officer which are exercisable on the date of termination shall be exercisable until the earlier of (i) the 90th day following the named executive officer's termination of employment; or (ii) the normal expiration date of the options. Any options held by the named executive officer that are not then exercisable shall terminate and be canceled immediately upon such termination of employment.

        Unless specified otherwise in a named executive officer's employment agreement, the termination of a named executive officer's employment with KAR Auction Services or any of its subsidiaries shall be deemed to be for "good reason" if such named executive officer voluntarily terminates his or her employment with the Company or any subsidiary of the Company as a result of (i) the Company or any subsidiary of the Company significantly reducing the named executive officer's current salary without the named executive officer's prior written consent; or (ii) the Company or any subsidiary of the Company taking any action that would substantially diminish the aggregate value of the benefits provided to the named executive officer under the Company's or such subsidiary's accident, disability, life insurance, or any other employee benefit plans in which the named executive officer participates.

        Upon the Occurrence of an Exit Event.    Immediately upon the occurrence of an Exit Event (as defined in "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Long Term Equity Incentive Plans"), each outstanding service option and each outstanding exit option (according to the schedule which follows) will be canceled in exchange for a cash payment in an amount equal to the excess of the Exit Event Price (as defined in the plan) over the Option Price (as defined in the plan).

        As noted in "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Long Term Equity Incentive Plans," the Compensation Committee decided to vest all outstanding service options and substitute the existing exercisability criteria for outstanding exit options so that such options instead vest and become exercisable contingent upon achievement of specified price thresholds for shares of common stock of the Company. These changes became effective on December 10, 2009 in conjunction with the Company's initial public offering.

KAR LLC Agreement

        The LLC Agreement provides for the following payments to Messrs. Hallett, O'Brien and Loughmiller who are Management Members of KAR LLC, upon the termination of employment scenarios or a change in control, as set forth below:

        Termination for Cause.    In the event that a Management Member's employment is terminated for cause, all KAR Override Units issued to such Management Member will immediately be forfeited. "Cause" means, generally, (i) the refusal or neglect of the Management Member to perform substantially his or her employment-related duties; (ii) the Management Member's personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the Management Member's indictment for, conviction of, or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law; (iv) the Management Member's failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation, or (v) the Management Member's material breach of any written covenant or agreement not to disclose any information pertaining to the Company or not to compete or interfere with the Company.

        Termination for Any Reason Other Than Cause.    Provided that an Exit Event (as defined in "Elements Used to Achieve Compensation Philosophy and Objectives—Long Term Equity Incentives Plans") has not occurred and that a definitive agreement is not in effect regarding a transaction which, if consummated, would result in an Exit Event, then all of the Value Units held by Messrs. O'Brien and Loughmiller will be forfeited. Pursuant to the terms of his employment agreement with the Company, Mr. Hallett will be permitted to retain his KAR LLC Value Units in the case that his employment is terminated for any reason other than cause, as defined in the employment agreement.

        Upon the Occurrence of an Exit Event.    Upon the occurrence of an Exit Event, all Operating Units that are held by the Management Members shall vest and Value Units held by such Management Members shall vest and become eligible to participate in distributions in accordance with the following schedule:

  •
  No Value Units will vest and participate in distributions unless, upon the occurrence of the Exit Event, the Investor Members receive an internal rate of return, compounded annually, on their investment in KAR LLC of at least 12%, and the Investment Multiple is greater than 1.5.

  •
  A pro-rata portion of the Value Units will vest and participate in distributions if the Investment Multiple is greater than 1.5 but less than 3.5.

  •
  All Value Units will vest and participate in distributions if the Investment Multiple is at least 3.5 and the Investor Members receive an internal rate of return, compounded annually, on their investment in KAR LLC of at least 12%.

        All Value Units that do not vest and become eligible to participate in distributions as provided above will be forfeited and canceled immediately following the Exit Event.

        Requirements With Respect to Non-Competition and Non-Solicitation.    The LLC Agreement provides that, until the later of (i) the date on which the Management Member no longer retains any equity interest in the Company; and (ii) the termination of any severance payable pursuant to any termination or severance agreement, if any, entered into between the Management Member and the Company or any subsidiary of the Company, the Management Member may not become associated with certain entities that are actively engaged, during the 12 months preceding the date such Management Member ceases to hold any equity interest in the Company, in any business that is competitive with the business (or any proposed business) of the Company or any of its subsidiaries in any geographic area in which the Company or any of its subsidiaries does business.

        The LLC Agreement also provides that no Management Member shall directly or indirectly induce any employee of the Company or any of its subsidiaries to (i) terminate employment with such entity; or (ii) otherwise interfere with the employment relationship of the Company or any of its subsidiaries with any person who is or was employed by the Company or such subsidiary. In addition, the LLC Agreement prohibits any Management Member from soliciting or otherwise attempting to establish for himself or herself any business relationship with any person which is, or which was any time during the 12-month period preceding the date such Management Member ceases to hold any equity interest in the Company, a customer or client of or a distributor to the Company or any of its subsidiaries.

Axle LLC Agreement

        The Axle LLC Agreement provides for the following payments to Mr. O'Brien, who is the only named executive officer that is a Management Member of Axle LLC, upon the termination of employment scenarios or a change in control, as set forth below.

        Termination for Cause.    In the event that Mr. O'Brien's employment is terminated for "cause" (as defined in Mr. O'Brien's employment agreement), all Override Units issued to Mr. O'Brien, including vested Override Units, shall be forfeited.

        Termination for Any Reason Other Than Cause.    All of Mr. O'Brien's Operating Units are vested and, as a result, may only be forfeited upon a termination of his employment for "cause" (as defined in Mr. O'Brien's employment agreement) or upon the occurrence of an Exit Event as described herein. In the event that Mr. O'Brien's employment is terminated by the Company or one of its subsidiaries for a reason other than "cause" (as defined in his employment agreement), then Mr. O'Brien's Value Units shall not be forfeited.

        Upon the Occurrence of an Exit Event.    Upon the occurrence of an Exit Event, all vested Operating Units held by Mr. O'Brien become eligible to participate in distributions. All Value Units held by Mr. O'Brien shall vest and become eligible to participate in distributions in accordance with the following schedule:

  •
  No Value Units will vest unless, upon the occurrence of the Exit Event, the Investor Members receive an internal rate of return, compounded annually, on their investment in Axle LLC of at least 12%, and the Investment Multiple is greater than two.

  •
  A pro-rata portion of the Value Units will vest and participate in distributions if the Investment Multiple is greater than two but less than four, and the Investor Members receive an internal rate of return, compounded annually, on their investment in Axle LLC of at least 12%.

  •
  All Value Units will vest and participate in distributions if the Investment Multiple is at least four, and the Investor Members receive an internal rate of return, compounded annually, on their investment in Axle LLC of at least 12%.

        All Value Units that do not vest and become eligible to participate in distributions as provided above will be forfeited and canceled immediately following the Exit Event.

Potential Payments Upon Termination or Change-in-Control—Tables

        The amounts in the tables below assume that the termination or change in control, as applicable, was effective as of December 31, 2011, the last business day of the prior fiscal year, and that the respective named executive officers exercised all options and profit interests available to them at such time. The tables are merely illustrative examples of the impact of a hypothetical termination of employment or change in control. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

James Hallett

        The amounts presented give effect to the employment agreement entered into on February 27, 2012 between Mr. Hallett and KAR Auction Services as if it had been effective on December 31, 2011.

				Axle Override Units		KAR Override Units
	Severance	Non-Equity Incentive Pay(1)	KAR Stock Options(2)	Operating Units	Value Units	Operating Units(3)	Value Units	Excise Gross- Up(4)	Other (Life Ins)		Total
Death	—	$625,508	$375	—	—	$1,454,271	—	—	$500,000	(5)	$2,580,154
Disability(6)	—	$625,508	$375	—	—	$1,454,271	—	—	—		$2,080,154
Voluntary Termination or for Cause(7)	—	—	—	—	—	$1,454,271	—	—	—		$1,454,271
Term w/o Cause or for Good Reason	$3,264,000	$625,508	$375	—	—	$1,454,271	—	$795,389	—		$6,139,543
After Change in Control	$3,264,000	$625,508	$1,500	—	—	$1,454,271	—	$795,716	—		$6,140,995

(1)
The amount reported is equal to the amount payable to the named executive officer under the Annual Incentive Plan and assuming payment upon a change-in-control.

(2)
The amount reported assumes a KAR common stock price of $13.50, which was the closing price on December 31, 2011.

(3)
The actual value of the Operating Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Operating Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have assumed, based upon the performance of the Company in 2011, an estimated share price of $133.29 per share. See "Compensation Discussion and Analysis—KAR LLC Override Units" for a description of the Operating Units.

(4)
This calculation was made based on certain assumptions, not taking into account any reductions in parachute payments attributable to reasonable compensation payable before or after a change in control and not assigning any value to Mr. Hallett's non-compete obligations. Actual excise tax amounts and tax gross-up payments, if any, would be calculated at the time of an actual change in control based on all factors and assumptions applicable at that time.

(5)
Under the Group Term Life Policy, Mr. Hallett's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000.

(6)
Long-term disability is a Company-paid benefit for all employees and only paid after 6 months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

(7)
Amounts reported assume a voluntary termination by Mr. Hallett and not a termination by the Company for Cause.

Eric Loughmiller

				Axle Override Units		KAR Override Units
	Severance	Non-Equity Incentive Pay(1)	KAR Stock Options	Operating Units	Value Units	Operating Units(2)	Value Units	Excise Gross-up	Other (Life Ins)		Total
Death	—	$244,541	—	—	—	$426,511	—	—	$500,000	(3)	$1,171,052
Disability(4)	—	$244,541	—	—	—	$426,511	—	—	—		$671,052
Voluntary Termination or for Cause	—	—	—	—	—	—	—	—	—		—
Term w/o Cause or for Good Reason	—	—	—	—	—	—	—	—	—		—
After Change in Control	—	$244,541	—	—	—	$426,511	—	—	—		$671,052

(1)
The amount reported is equal to the amount payable to the named executive officer under the Annual Incentive Plan and assuming payment upon a change-in-control.

(2)
The actual value of the Operating Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Operating Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have assumed, based upon the performance of the Company in 2011, an estimated share price of $133.29 per share. See "Compensation Discussion and Analysis—KAR LLC Override Units" for a description of the Operating Units.

(3)
Under the Group Term Life Policy, Mr. Loughmiller's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000.

(4)
Long-term disability is a Company-paid benefit for all employees and only paid after 6 months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

Thomas Caruso

				Axle Override Units		KAR Override Units
	Severance	Non-Equity Incentive Pay(1)	KAR Stock Options(2)	Operating Units	Value Units	Operating Units	Value Units	Excise Gross-up	Other (Life Ins)		Total
Death	—	$95,818	$154,343	—	—	—	—	—	$500,000	(3)	$750,161
Disability(4)	—	$95,818	$154,343	—	—	—	—	—			$250,161
Voluntary Termination or for Cause	—	—	—	—	—	—	—	—	—		—
Term w/o Cause or for Good Reason	—	—	$154,343	—	—	—	—	—	—		$154,343
After Change in Control	—	$95,818	$155,686	—	—	—	—	—	—		$251,504

(1)
The amount reported is equal to the amount payable to the named executive officer under the Annual Incentive Plan and assuming payment upon a change-in-control.

(2)
The amount reported assumes a KAR common stock share price of $13.50 which was the closing price on December 31, 2011.

(3)
Under the Group Term Life Policy, Mr. Caruso's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000.

(4)
Long-term disability is a Company-paid benefit for all employees and only paid after 6 months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

Thomas O'Brien

						Axle Override Units		KAR Override Units
	Severance		Non-Equity Incentive Pay		KAR Stock Options	Operating Units(1)	Value Units(2)	Operating Units(3)	Value Units	Excise Gross-up		Other (Life Ins)		Total
Death	$677,450		—		—	$2,527,361	—	$457,141	—	—		$500,000	(4)	$4,161,952
Disability(5)	$677,450		—		—	$2,527,361	—	$457,141	—	—		—		$3,661,952
Voluntary Termination or for Cause	—		—		—	—	—	—	—	—		—		—
Term w/o Cause or for Good Reason	$1,127,314	(6)	—		—	—	—	—	—	—		—		$1,127,314
After Change in Control	$1,792,851	(6)	$619,870	(7)	—	$2,527,361	$1,338,663	$457,141	—	$211,084	(8)	—		$6,946,970

(1)
The actual value of the Operating Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Operating Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have assumed, based upon the performance of the Company in 2011, an estimated share price of $64.81 per share. See "Compensation Discussion and Analysis—Axle LLC Override Units" for a description of the Operating Units.

(2)
The actual value of the Value Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Value Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have made certain assumptions based upon the performance of the Company in 2011. Specifically, we have assumed:

•
an equity multiple of 2.5297;

•
an estimated share price of $64.81 per share; and

•
an internal rate on the Investor Members' investment in Axle LLC of at least 12%.

See "Compensation Discussion and Analysis—Axle LLC Override Units" for a description of the Value Units.

(3)
The actual value of the Operating Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Operating Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have assumed, based upon the performance of the Company in 2011, an estimated share price of $133.29 per share. See "Compensation Discussion and Analysis—KAR LLC Override Units" for a description of the Operating Units.

(4)
Under the Group Term Life Policy, Mr. O'Brien's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000.

(5)
Long-term disability is a Company-paid benefit for all employees and only paid after 6 months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

(6)
Based upon Mr. O'Brien's annual salary as of December 31, 2011.

(7)
The amount reported is equal to amount payable to the named executive officer under the Annual Incentive Plan.

(8)
Excise tax gross-up payable under Mr. O'Brien's employment agreement so that he is in the same after-tax position as he would have been had an excise tax not been payable. This calculation was made based on certain assumptions, not taking into account any reductions in parachute payments attributable to reasonable compensation payable before or after a change in control and not assigning any value to Mr. O'Brien's non-compete obligations. Actual excise tax amounts and tax gross-up payments, if any, would be calculated at the time of an actual change in control based on all factors and assumptions applicable at that time.

Peter Kelly

	Severance		Non-Equity Incentive Pay	KAR Stock Options(1)	Excise Gross-up	Other (Life Ins)		Total
Death	—		—	—	—	$500,000	(2)	$500,000
Disability	—		—	—	—			—
Voluntary Termination or for Cause	—		—	—	—	—		—
Term w/o Cause or for Good Reason	$348,018	(3)	—	—	—	—		$348,018
After Change in Control	—		—	$185,500	—	—		$185,500

(1)
The amount reported assumes a KAR common stock share price of $13.50 which was the closing price on December 31, 2011.

(2)
Under the Group Term Life Policy, Mr. Kelly's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000.

(3)
Based upon Mr. Kelly's base salary as of December 31, 2011 and up to 12 months of COBRA premium reimbursement.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 23, 2012 of: (1) each person or entity who owns of record or beneficially 5% or more of any class of KAR Auction Services' voting securities of which 136,297,265 shares were outstanding as of March 23, 2012; (2) each of our directors and executive officers; and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

	Shares Beneficially Owned
Name	Number of Shares(1)	Percentage of Class(2)
Principal Stockholder:
KAR Holdings II, LLC	106,853,660	78.4%
KELSO GROUP:
Kelso Investment Associates VII, L.P.(3)(4)	45,323,240	33.3%
KEP VI, LLC(3)(4)	45,323,240	33.3%
Frank T. Nickell(3)(4)(5)	45,323,240	33.3%
Thomas R. Wall, IV(3)(4)(5)	45,323,240	33.3%
George E. Matelich(3)(4)(5)	45,323,240	33.3%
Michael B. Goldberg(3)(4)(5)(6)	45,323,240	33.3%
David I. Wahrhaftig(3)(4)(5)	45,323,240	33.3%
Frank K. Bynum, Jr.(3)(4)(5)	45,323,240	33.3%
Philip E. Berney(3)(4)(5)	45,323,240	33.3%
Frank J. Loverro(3)(4)(5)	45,323,240	33.3%
James J. Connors, II(3)(4)(5)	45,323,240	33.3%
Church M. Moore(3)(4)(5)(6)	45,323,240	33.3%
Stanley de J. Osborne(3)(4)(5)	45,323,240	33.3%
Christopher L. Collins(3)(4)(5)	45,323,240	33.3%
PARTHENON GROUP:
Parthenon Investors II, L.P. and related funds(7)(8)(9)	8,865,530	6.5%
GOLDMAN GROUP:
GS Capital Partners VI Fund, L.P. and related funds(10)(11)	27,081,968	19.9%
VALUEACT GROUP:
ValueAct Capital Master Fund, L.P.(12)(13)(26)(28)	23,371,818	17.1%
AXLE HOLDINGS II, LLC(3)(27)	27,326,090	20.0%
Executive Officers and Directors
David J. Ament(6)	—	—
Kelly J. Barlow(6)	—	—
Warren W. Byrd(16)	46,740	*
Thomas J. Carella(6)(11)(24)(25)	27,081,968	19.9%
Thomas J. Caruso(17)	110,080	*
Brian T. Clingen(6)(14)	1,382,680	1%
Robert M. Finlayson(6)	11,459	*
Peter R. Formanek(6)	14,895	*
Michael B. Goldberg(3)(4)(5)(6)(25)	45,323,240	33.3%
Donald S. Gottwald(18)	70,880	*
James P. Hallett(6)(15)	119,050	*
Peter J. Kelly	—	—
Eric M. Loughmiller(19)	15,910	*
Sanjeev K. Mehra(6)(11)(24)(25)	27,081,968	19.9%

	Shares Beneficially Owned
Name	Number of Shares(1)	Percentage of Class(2)
Church M. Moore(3)(4)(5)(6)(25)	45,323,240	33.3%
Thomas C. O'Brien(6)(20)	27,930	*
Rebecca C. Polak(21)	51,700	*
Benjamin Skuy(22)	93,005	*
Gregory P. Spivy(6)	—	—
David Vignes(23)	72,285	*
Jonathan P. Ward(6)	11,459	*
Executive officers and directors as a group (21 persons)(26)	74,433,281	54.6%

*
Less than one percent.

(1)
The number of shares includes shares of common stock subject to options exercisable within 60 days of March 23, 2012.

(2)
Shares subject to options exercisable within 60 days of March 23, 2012 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others. Percentages for KAR LLC, Axle LLC, the members of the Kelso Group, the members of the Goldman Group, ValueAct Capital and the members of the Parthenon Group are reflective of beneficial ownership of KAR LLC common interests (which, in certain cases, includes beneficial ownership of KAR LLC common interests held by Axle LLC). Except as indicated, percentages for executive officers and directors are reflective of beneficial ownership of outstanding shares of KAR Auction Services (including shares that may be deemed to be owned by virtue of common ownership interests in KAR LLC or Axle LLC, as applicable).

(3)
The business address for these persons is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, NY 10022.

(4)
Includes (i) 18,479,970 shares of common stock held of record by KAR LLC (which are attributable to Axle LLC), by virtue of Kelso Investment Associates VII, L.P., a Delaware limited partnership ("KIA VII"), ownership interest in Axle LLC, (ii) 4,575,990 shares of common stock held of record by KAR LLC (which are attributable to Axle LLC), by virtue of KEP VI, LLC, a Delaware limited liability company ("KEP VI"), ownership interest in Axle LLC, (iii) 17,847,820 shares of common stock held of record by KAR LLC, by virtue of KIA VII's ownership interest in KAR LLC and (iv) 4,419,460 shares of common stock held of record by KAR LLC, by virtue of KEP VI's ownership interest in KAR LLC. Kelso GP VII, LLC, a Delaware limited liability company ("GP VII, LLC"), is the general partner of Kelso GP VII, L.P., a Delaware limited partnership ("GP VII, L.P."). GP VII, L.P. is the general partner of KIA VII. KIA VII is the majority owner of KAR LLC. Each of GP VII, LLC, GP VII, L.P., and KIA VII disclaims beneficial ownership of the shares owned of record by KAR LLC, except to the extent of their respective pecuniary interests therein. Each of GP VII, LLC, GP VII , L.P., and KIA VII, due to their common control, could be deemed to beneficially own each other's securities. GP VII, LLC disclaims beneficial ownership of all of the shares owned of record, or deemed beneficially owned, by each of GP VII L.P. and KIA VII except to the extent of its pecuniary interest therein. GP VII, L.P. disclaims beneficial ownership of all of the shares owned of record, or deemed beneficially owned, by each of GP VII, LLC and KIA VII, except, in the case of KIA VII, to the extent of its pecuniary interest therein. KIA VII disclaims beneficial ownership of all of the shares owned of record, or deemed beneficially owned, by each of GP VII, LLC and GP VII, L.P., except to the extent of its pecuniary interest therein, if any. KIA VII and KEP VI, due to their common control, could be deemed to beneficially own each of the other's shares. KEP VI disclaims beneficial ownership of all of the shares owned of record, or deemed beneficially owned, by each of GP VII, LLC, GP VII L.P. and KIA VII. Each of GP VII, LLC, GP VII L.P. and KIA VII disclaims beneficial ownership of all of the shares owned of record, or deemed beneficially owned, by KEP VI. KEP VI disclaims beneficial ownership of the shares owned of record by KAR Holdings, LLC, except to the extent of its pecuniary interest therein.

(5)
Messrs. Berney, Bynum, Goldberg, Loverro, Matelich, Nickell, Wahrhaftig, Wall, Connors, Osborne, Moore and Collins may be deemed to share beneficial ownership of securities owned of record by KAR LLC or indirectly by KIA VII, by virtue of their status as managing members of GP VII, LLC, but disclaim beneficial ownership of such securities. Messrs. Berney, Bynum, Goldberg, Loverro, Matelich, Nickell, Wahrhaftig, Wall, Connors, Osborne, Moore and Collins may also be deemed to share beneficial ownership of securities owned of record by KAR LLC or indirectly by KEP VI, by virtue of their status as managing members of KEP VI, but disclaim beneficial ownership of such interests.

(6)
Members of our Board of Directors.

(7)
The business address for these persons is c/o Parthenon Capital, 265 Franklin Street, 18th Floor Boston, MA 02110.

(8)
Includes 6,018,180 shares of common stock beneficially owned by PCap KAR, LLC through KAR LLC. PCap KAR, LLC is controlled by Parthenon Investors II, L.P. and Parthenon Investors III, L.P. Also includes shares beneficially owned by the following entities by virtue of their ownership in Axle Holdings II, LLC, which in turn is a member of KAR LLC: (i) 2,766,570 shares through Parthenon Investors II, L.P., (ii) 38,070 shares though PCIP Investors, and (iii) 42,710 shares through J&R Founders Fund II, L.P.

(9)
Messrs. Kessinger, Golson and Ament may be deemed to share beneficial ownership of securities owned of record by KAR LLC or indirectly by Parthenon Investors II, L.P. or by Parthenon Investors III, L.P., by virtue of their control of Parthenon Investors II, L.P. and Parthenon Investors III, L.P., but disclaim beneficial ownership of such securities. J&R Advisors F.F., LLC is the general partner of J&R Founders Fund II, L.P. J&R Advisors F.F., LLC disclaims beneficial ownership of the securities owned of record by KAR LLC or indirectly by J&R Founders Fund II, L.P., except to the extent of its pecuniary interests therein.

(10)
Shares reported are held of record by KAR LLC but are beneficially owned directly by GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Offshore Fund, L.P. GSCP VI Advisors, L.L.C., GSCP VI Offshore Advisors, L.L.C., Goldman, Sachs Management GP GMBH and GS Advisors VI, L.L.C. (together, the "Goldman Funds"). Affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, managing limited partner or the managing partner of each of the Goldman Funds. Goldman, Sachs & Co. is the investment manager for certain of the Goldman Funds. Goldman, Sachs & Co. is a direct and indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc. is a public entity and its common stock is publicly traded on the NYSE. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Funds share voting and investment power with certain of their respective affiliates. Each of The Goldman Sachs Group Inc. and Goldman, Sachs & Co. disclaims beneficial ownership of the common shares owned directly or indirectly by the Goldman Funds, except to the extent of its pecuniary interest therein, if any.

(11)
The business address for these persons is c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282.

(12)
Includes 22,568,190 shares of common stock held of record by KAR LLC but is beneficially owned directly by ValueAct Capital Master Fund, L.P. by virtue of ValueAct Capital Master Fund, L.P.'s ownership interest in KAR LLC and may be deemed to be beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC, and as the majority owner of the membership interests of VA Partners I, LLC, and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Each of the foregoing reporting persons disclaims beneficial ownership of the reported stock except to the extent of their pecuniary interest therein.

(13)
The business address for these persons is c/o ValueAct Capital, 435 Pacific Avenue, 4th Floor, San Francisco, CA 94133.

(14)
Includes (i) 379,650 shares of common stock held of record by KAR LLC (which are attributable to Axle LLC), by virtue of Mr. Clingen's common ownership interest in Axle LLC, and (ii) 1,003,030 shares of common stock held of record by KAR LLC, by virtue of Mr. Clingen's common ownership interest in KAR LLC.

(15)
Includes (i) 18,750 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 23, 2012, and (ii) 100,300 shares of common stock held of record by KAR LLC, by virtue of Mr. Hallett's common ownership interest in KAR LLC.

(16)
Includes (i) 41,720 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 23, 2012, and (ii) 5,020 shares of common stock held of record by KAR LLC, by virtue of Mr. Byrd's common ownership interest in KAR LLC.

(17)
Includes (i) 105,060 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 23, 2012, and (ii) 5,020 shares of common stock held of record by KAR LLC, by virtue of Mr. Caruso's common ownership interest in KAR LLC.

(18)
Includes 70,880 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 23, 2012.

(19)
Includes (i) 3,010 shares of common stock held of record by KAR LLC, by virtue of Mr. Loughmiller's common ownership interest in KAR LLC, and (ii) 12,900 shares of common stock owned by Mr. Loughmiller.

(20)
Includes (i) 25,920 shares of common stock held of record by KAR LLC (which are attributable to Axle LLC), by virtue of Mr. O'Brien's common ownership interest in Axle LLC, and (ii) 2,010 shares of common stock held of record by KAR LLC, by virtue of Mr. O'Brien's common ownership interest in KAR LLC.

(21)
Includes (i) 7,520 shares of common stock held of record by KAR LLC, by virtue of Ms. Polak's common ownership interest in KAR LLC, and (ii) 44,180 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 23, 2012.

(22)
Includes (i) 62,925 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 23, 2012, (ii) 25,080 shares of common stock held of record by KAR LLC, by virtue of Mr. Skuy's common ownership interest in KAR LLC, and (iii) 5,000 shares of common stock owned by Mr. Skuy.

(23)
Includes (i) 63,775 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 23, 2012, (ii) 3,510 shares of common stock held of record by KAR LLC, by virtue of Mr. Vignes' common ownership interest in KAR LLC, and (iii) 5,000 shares of common stock owned by Mr. Vignes.

(24)
Messrs. Mehra and Carella are managing directors of Goldman, Sachs & Co. Mr. Mehra, Mr. Carella and The Goldman Sachs Group, Inc. each disclaims beneficial ownership of the common stock owned directly or indirectly by the Goldman Funds and Goldman Sachs & Co., except to the extent of his or its pecuniary interest therein, if any. Each of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. disclaims beneficial ownership of the common shares owned directly or indirectly by the Goldman Funds, except to the extent of its pecuniary interest therein, if any.

(25)
Includes shares of common stock the beneficial ownership of which (i) Mr. Goldberg may be deemed to share, as described in footnote 5 above, (ii) Mr. Moore may be deemed to share, as described in footnote 5 above, (iii) Mr. Mehra may be deemed to share, as described in footnote 24 above, and (vi) Mr. Carella may be deemed to share, as described in footnote 24 above.

(26)
803,628 shares of common stock directly beneficially owned by ValueAct Capital Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC, and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Each of the foregoing reporting persons disclaims beneficial ownership of the reported stock, except to the extent of their pecuniary interest therein.

(27)
Axle may be deemed to share beneficial ownership of shares of common stock owned of record by KAR LLC by virtue of its status as a member of KAR LLC. Axle shares investment and voting power along with the other members of KAR LLC with respect to the securities owned by KAR LLC, but disclaims beneficial ownership of such securities. KIA VII, KEP VI, Parthenon Investors II, L.P., PCIP Investors and J&R

  Founders Fund II, L.P., due to their ownership interest in Axle, could be deemed to share beneficial ownership of securities owned of record by Axle. KIA VII, KEP VI, Parthenon Investors II, L.P., PCIP Investors and J&R Founders Fund II, L.P. share investment and voting power along with the other members of Axle with respect to securities owned by Axle, but disclaim beneficial ownership of such common shares except to the extent of their pecuniary interest therein.

(28)
Messrs. Jeffrey W. Ubben, G. Mason Morfit and George F. Hamel may be deemed to share beneficial ownership of securities owned of record by KAR LLC or indirectly by ValueAct Holdings GP, LLC, by virtue of serving on the management board of ValueAct Holdings GP, LLC, but disclaim beneficial ownership of such common shares.

CERTAIN RELATED PARTY RELATIONSHIPS

Review and Approval of Transactions with Related Persons

        Pursuant to our written related party transaction policy, the Company reviews relationships and transactions in which the Company, or one of its business units, and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.

        In the course of the review and approval of a related party transaction, the Board of Directors or the Audit Committee may consider the following factors:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to the Company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

  •
  any other matters that we deem appropriate.

        Transactions in which the amount involved exceeds $120,000 in which the Company, or one of its business units, was a participant and a related person had a direct or indirect material interest are disclosed in this proxy statement.

Transaction with OPENLANE

        On October 3, 2011, ADESA completed its acquisition of OPENLANE. The transaction, which was valued at approximately $210 million, resulted in OPENLANE becoming a wholly owned subsidiary of ADESA. In connection with the completion of the merger, Peter Kelly, who was a director, the Chief Executive Officer and the Chief Financial Officer of OPENLANE, has received or will receive consideration of approximately $9,991,000 in exchange for his shares of common stock, options to acquire common stock, Series E Preferred Stock and Series H Preferred Stock of OPENLANE. This consideration assumes a full payout of the escrowed portion of the purchase price and also reflects the gross payout of the shares purchased by Mr. Kelly. Mr. Kelly remained the Chief Executive Officer and also was appointed the President of OPENLANE following completion of the merger and entered into an employment arrangement with ADESA. Under that arrangement, Mr. Kelly will receive a base salary of $332,000 per year, an annual automobile allowance of $18,000, a bonus opportunity of 100% (at target) of his base salary effective January 1, 2012, and a stock option grant of 350,000 shares of common stock of the Company. Mr. Kelly's spouse and brother have received or will receive consideration of approximately $380,000 and $1,422,000, respectively, in exchange for the surrender of their shares of capital stock of OPENLANE. This consideration assumes a full payout of the escrowed portion of the purchase price and also reflects the gross payout of the shares purchased by Mr. Kelly's spouse and brother.

Agreements in Connection with the 2007 Transactions

        On December 22, 2006, KAR LLC entered into a definitive merger agreement to acquire ADESA. The merger occurred on April 20, 2007. Concurrently with the merger, IAA was contributed by affiliates of Kelso & Company and Parthenon Capital and IAA's management to KAR Auction Services. Both ADESA and IAA became wholly owned subsidiaries of KAR Auction Services, which was wholly-owned by KAR LLC prior to the Company's initial public offering. These events are referred to herein as the "2007 Transactions." Upon consummation of the 2007 Transactions, the Company entered into the agreements described below.

        Tag Along Rights.    The IAA continuing investors (as defined below) and KAR LLC entered into an agreement which granted the IAA continuing investors "tag-along rights" to sell their shares of common stock on a pro rata basis with KAR LLC in sales by KAR LLC to third parties. The "IAA continuing investors" are Thomas C. O'Brien, Scott P. Pettit, David R. Montgomery, Donald J. Hermanek, John W. Kett, John R. Nordin and Sidney L. Kerley.

        Registration Rights Agreement.    We entered into a registration rights agreement with KAR LLC and the IAA continuing investors. Under the terms of the registration rights agreement, KAR LLC (at the request of the initiating holders (i.e., two of Kelso, ValueAct Capital and Goldman, Sachs & Co.)) will have the right, subject to certain conditions, to make an unlimited number of requests that we use our best efforts to register under the Securities Act of 1933, as amended, the shares of our common stock owned by KAR LLC. In any demand registration, or if KAR Auction Services proposes to register any shares (subject to certain exceptions, such as benefit plan registrations), all of the parties to the registration rights agreement have "piggyback rights" to participate on a pro rata basis, subject to certain conditions, which in the case of KAR LLC will include the right of each member of KAR LLC to direct KAR LLC to include shares of common stock attributable to each such member of KAR LLC based on such member's ownership interest in KAR LLC.

        LLC Agreement.    Affiliates or designees of the Equity Sponsors, Axle LLC, certain of our executive officers and other employees and third parties entered into a second amended and restated limited liability company agreement of KAR LLC, or the LLC Agreement. The Equity Sponsors and their affiliates or designees and certain of our executive officers and other employees and third parties hold all of the Class A common units in KAR LLC. In addition, Axle LLC owns all of the Class B common units in KAR LLC. The Class B common units are identical to the Class A common units in all respects, except with respect to distributions. Distributions to holders of units in KAR LLC are made pro rata based on the number of units held by each such holder and the aggregate number of units eligible to participate in the distribution, plus the aggregate amount of distributions to the IAA continuing investors in respect of the options held (or any common stock obtained upon the exercise of such options) by them in Axle Holdings, Inc. that were converted into options to purchase our common stock pursuant to the conversion agreements described below; provided, however, that in order to prevent dilution to the holders (other than Axle LLC) of KAR LLC common units that would be caused by the distribution of amounts to the IAA continuing investors in respect of such options (or any such common stock), the amount available for distribution to Axle LLC in respect of the Class B common units held by Axle LLC is reduced dollar-for-dollar by the net amount distributed to the IAA continuing investors in respect of such converted options (or any common stock obtained upon the exercise of such options) in connection with such distribution. Prior to the completion of the Company's initial public offering, the provisions relating to the Class B common units were revised to reflect and appropriately adjust the dilution to the holders of Class A common units that is caused by the existence of the options held by the IAA continuing investors.

        The LLC Agreement generally restricts the transfer of interests in KAR LLC owned by the Equity Sponsors (and their affiliates, designees or permitted transferees), Axle LLC, our management employees and executive officers and the other employees and third parties holding equity interests in KAR LLC (the "Holders"). Exceptions to this restriction include transfers of common interests by our management employees and executive officers party thereto for certain estate planning purposes and certain involuntary transfers by the Holders in connection with a default, foreclosure, forfeiture, divorce, court order or otherwise than by a voluntary decision of the continuing investor (so long as KAR LLC has been given the opportunity to purchase the interests subject to such involuntary transfer). In addition, each Holder has customary pro rata "tag-along" rights to sell their common interests in KAR LLC in the event of a proposed sale that is permitted by the LLC Agreement of common interests in KAR LLC by any of the Equity Sponsors or Axle LLC to a third party. Similarly, if any two of Kelso, Goldman, Sachs & Co. or ValueAct Capital elect to sell 80% or more of their common interests in KAR LLC to a third party, each of the remaining Holders is required to sell (upon exercise of such selling Holders' "drag-along" rights) a pro rata portion of their respective common interests based on their respective ownership of common interests to such third party at the same price as such selling Holders elect to sell their common interests. The LLC Agreement also provides Holders with certain "piggyback rights" with respect to participation in the registration of our shares pursuant to the registration rights agreement, described above.

        Conversion Agreements.    Each of the IAA continuing investors entered into a separate conversion agreement with us under which such IAA continuing investors exchanged, in connection with the 2007 Transactions, options to purchase common stock of Axle Holdings, Inc. for options to purchase our common stock. As a result of these conversion agreements, certain of the IAA continuing investors hold options to purchase our stock.

        Axle LLC Agreement.    Affiliates of Kelso, affiliates of Parthenon and Magnetite Asset Investors III, L.L.C., Brian T. Clingen, Dan Simon and the IAA continuing investors entered into the Amended and Restated Operating Agreement of Axle LLC, dated May 25, 2005, or the "Axle LLC Agreement." Affiliates of Kelso and Parthenon and Magnetite and Mr. Clingen and a trust established to monitor the estate of Mr. Simon own approximately 99.9% of the common interests in Axle LLC and the IAA continuing investors own less than 0.4%. The Axle LLC Agreement, among other things, provides that the IAA continuing investors were awarded profit interests in Axle LLC that may entitle such persons to a portion of the future appreciation in the value of the assets of Axle LLC. The holders of profit interests in Axle LLC are not entitled to receive shares of our common stock but are only entitled to participate, to the extent such profit interests are vested, in distributions from Axle LLC to its members (including Kelso and Parthenon and the IAA continuing investors). As a result, the existence of these profit interests only dilute the economic interests of the members in Axle LLC and will not dilute the holders of our common stock.

Director Designation Agreement

        In connection with the Company's initial public offering, we entered into a director designation agreement that provides for the rights of KAR LLC to directly nominate individuals to our Board of Directors. In an amendment to the KAR LLC Agreement that was effective upon consummation of the initial public offering, the Equity Sponsors agreed to their respective rights to nominate the individuals that KAR LLC has the right to nominate under the director designation agreement, with such allocation to be generally based on the Equity Sponsors' relative indirect ownership of our outstanding common stock.

        The director designation agreement provides that, for so long as KAR LLC owns more than 10% of our outstanding common stock, no change will be made to the size of the Board of Directors without the consent of KAR LLC. KAR LLC will have the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors are to be elected and, subject to limited exceptions, we will include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by KAR LLC as follows (depending on the percentage ownership of KAR LLC at the time of such election):

  •
  so long as KAR LLC owns more than 50% of our outstanding common stock, seven individuals;

  •
  so long as KAR LLC owns 50% or less but at least 30% of our outstanding common stock, six individuals;

  •
  so long as KAR LLC owns less than 30% but at least 20% of our outstanding common stock, four individuals;

  •
  so long as KAR LLC owns less than 20% but at least 10% of our outstanding common stock, three individuals; and

  •
  so long as KAR LLC owns less than 10% but at least 5% of our outstanding common stock, one individual.

        In addition, so long as KAR LLC has the right to nominate one or more directors under the director designation agreement and beneficially owns 50% or less of our outstanding common stock, and, under certain circumstances, including, in the event an Equity Sponsor loses the right to indirectly nominate an individual under the director designation agreement, each Equity Sponsor will have certain rights to appoint an individual to serve as a non-voting observer at meetings of our Board of Directors.

Transactions with Goldman, Sachs & Co. and its Affiliates

        GS Capital Partners VI Fund, L.P. and other private equity funds affiliated with Goldman, Sachs & Co. beneficially own approximately 20% of our issued and outstanding common stock. Under the exchange and registration rights agreement entered into in connection with the 2007 Transactions, we agreed to file a "market-making" prospectus in order to enable Goldman, Sachs & Co. to engage in market-making activities for the Company's senior and senior subordinated notes. Goldman, Sachs & Co., acted as initial purchaser in the offering of the Company's senior and senior subordinated notes. Goldman Sachs Credit Partners L.P., an affiliate of GS Capital Partners VI Fund, L.P., was part of the banking syndicate for our credit facility. An affiliate of Goldman, Sachs & Co. was a counterparty to the interest rate swap agreement and interest rate cap agreement that we entered into in May 2009. The May 2009 swap agreement was terminated in May 2011 and the interest rate cap agreement expired in June 2011. Goldman, Sachs & Co. was an underwriter of the Company's initial public offering in 2009. In addition, Goldman, Sachs & Co. and its affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates.

 REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        In order to submit stockholder proposals for the 2013 annual meeting of stockholders for inclusion in the Company's proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company's principal office in Carmel, Indiana, no later than December 14, 2012.

        The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Rebecca C. Polak, Executive Vice President, General Counsel and Secretary, KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, IN 46032. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        The Company's By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2013 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Secretary at the Company's principal office in Carmel, Indiana (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's By-Laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than January 17, 2013, and no later than February 16, 2013. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Secretary of the Company.

        Other than the two proposals described in this proxy statement, KAR Auction Services does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of KAR Auction Services' nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

        The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: 2. To ratify the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for 2012. FOR AGAINST ABSTAIN JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF KAR AUCTION SERVICES, INC. May 17, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 21330000000000001000 6 051712 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.karauctionservices.com MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. O David J. Ament O Kelly J. Barlow O Thomas J. Carella O Brian T. Clingen O Robert M. Finlayson O Peter R. Formanek O Michael B. Goldberg O James P. Hallett O Sanjeev K. Mehra O Church M. Moore O Thomas C. O'Brien O Gregory P. Spivy O Jonathan P. Ward FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES:

ANNUAL MEETING OF STOCKHOLDERS OF KAR AUCTION SERVICES, INC. May 17, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.karauctionservices.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: 2. To ratify the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for 2012. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 21330000000000001000 6 051712 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. O David J. Ament O Kelly J. Barlow O Thomas J. Carella O Brian T. Clingen O Robert M. Finlayson O Peter R. Formanek O Michael B. Goldberg O James P. Hallett O Sanjeev K. Mehra O Church M. Moore O Thomas C. O'Brien O Gregory P. Spivy O Jonathan P. Ward FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES:

0 14475 PROXY KAR AUCTION SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2012 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Eric M. Loughmiller and Rebecca C. Polak, or each of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Stockholders and to vote as designated on the reverse side, all the shares of common stock of KAR Auction Services, Inc., held of record by the undersigned on March 23, 2012, during or at any adjournment or postponement of the Annual Meeting of Stockholders to be held at 9:00 a.m., EDT, at the Renaissance Indianapolis North Hotel, 11925 North Meridian Street, Carmel, Indiana 46032 on Thursday, May 17, 2012. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy "FOR" Proposals 1 and 2 and in the discretion of the proxy holders on any other matter that may properly come before the meeting. (Continued and to be signed on the reverse side.)